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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
DEPARTMENT 56, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TUESDAY, MAY 18, 2004
11:00 A.M., LOCAL TIME

         THE RITZ-CARLTON CHICAGO
BUCKINGHAM ROOM
160 EAST PEARSON STREET
CHICAGO, IL 60611-2124

April 4, 2004

Dear fellow stockholder,

You are cordially invited to join us for our Annual Meeting of Stockholders to be held this year on Tuesday, May 18, 2004, 11:00 a.m. (Chicago local time) in the Buckingham Room at The Ritz-Carlton Chicago, 160 East Pearson Street, Chicago, IL 60611-2124.

The order of business at the Annual Meeting will be to:

  •
  Elect directors

  •
  Approve the Department 56, Inc. 2004 Cash Incentive Plan

  •
  Approve the Department 56, Inc. 2004 Stock Incentive Plan

  •
  Approve appointment of auditors for 2004

  •
  Act on other business properly brought before the Meeting.

In addition to the specific agenda items, we will also report on matters of current interest to our stockholders and there will be a question-and-answer session.

Attendance and voting is limited to stockholders of record at the close of business on March 24, 2004. At the Annual Meeting registration desk you may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement or letter evidencing stock ownership as of the record date.

Your vote is important. Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot personally attend, we encourage you to make certain that you are represented at the meeting by signing the accompanying proxy card and promptly returning it in the enclosed envelope or by voting through any telephone or Internet feature that you have received through the courtesy of your stockbroker. Please contact our proxy solicitor, Morrow & Company, Inc. by calling 1-800-607-0088 toll-free for assistance in casting your vote.

We look forward to seeing you at the meeting.

Sincerely yours,

Susan E. Engel Chairwoman and Chief Executive Officer

DEPARTMENT 56, INC.
One Village Place, 6436 City West Parkway, Eden Prairie, Minnesota 55344

PROXY STATEMENT

        This proxy statement is furnished to stockholders of Department 56, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board" or "Board of Directors") for use at the Annual Meeting of Stockholders to be held 11:00 a.m., Chicago local time, on Tuesday, May 18, 2004, in the Buckingham Room at The Ritz-Carlton Chicago, 160 East Pearson Street, Chicago, Illinois, and any adjournments thereof.

        Stockholders of record as of the close of business on March 24, 2004 will be entitled to vote at the meeting or any adjournments thereof. As of the record date, March 24, 2004, the Company had outstanding 13,197,153 shares of Common Stock, par value $.01 per share ("Common Stock"), each entitled to one vote on all matters to be voted upon. This proxy statement, the accompanying form of proxy and the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2004 are being mailed on or about April 9, 2004 to each stockholder entitled to vote at the meeting.

        Stockholders as of the record date are cordially invited to attend the meeting. If you are a registered stockholder as of the record date and plan to attend, please mail in your proxy indicating with an "X" in the space provided that you plan to attend and bring the enclosed Admission Ticket to the meeting. If you are a stockholder as of the record date whose shares are not registered in your own name and you plan to attend, please request an Admission Ticket by writing to the Office of the Secretary, Department 56, Inc., One Village Place, 6436 City West Parkway, Eden Prairie, Minnesota 55344. Evidence of your stock ownership, which you can obtain from your stockbroker, bank or other financial institution, must accompany your letter.

VOTING AND REVOCATION OF PROXIES

Voting

        If the enclosed proxy is executed and returned in time and not revoked, all shares represented thereby will be voted; beneficial owners of shares held by or on behalf of brokerages, banks or financial institutions may also have facilities to vote by telephone and/or Internet means, as determined by the applicable financial institution. Each proxy will be voted in accordance with the stockholder's instructions. If no such instructions are specified, the proxies will be voted FOR the election of each person nominated for election as a director, FOR approval of the Department 56, Inc. 2004 Cash Incentive Plan (the "2004 Cash Incentive Plan"), FOR approval of the Department 56, Inc. 2004 Stock Incentive Plan (the "2004 Stock Incentive Plan"), and FOR approval of the appointment by the Board of Directors, upon recommendation of the Board's Audit Committee, of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending January 1, 2005. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting. However, shares of Common Stock held by a financial institution for a beneficial owner may not be voted on the proposal to approve the 2004 Stock Incentive Plan if the financial institution does not receive instructions from the beneficial owner because under applicable New York Stock Exchange ("NYSE") guidelines the financial institution may not exercise discretionary voting power with respect to that proposal; in such a case, a "broker non-vote" would occur with respect to those shares.

        The holders of a majority of the shares of Common Stock entitled to vote at the meeting, present in person or by proxy, constitutes a quorum. Abstentions and broker non-votes will be counted in determining whether a quorum is present. With respect to the proposal to approve the 2004 Stock Incentive Plan, a majority of the shares entitled to vote must cast a vote on that proposal in order for there to be quorum on the matter. Abstentions and broker non-votes are not counted as votes cast for this purpose.

        Assuming the applicable quorum is present, the affirmative vote by the holders of a plurality of the votes cast at the meeting will be required for the election of directors; and the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote thereon will be required to approve all other matters to come before the meeting. An automated system administered by the Company's transfer agent tabulates the votes. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included; abstentions and broker non-votes are excluded. Accordingly, with respect to the election of directors, abstentions and broker non-votes will have no effect on the outcome. With respect to any matter other than the election of directors, abstentions will have the effect of a vote "against" the matter and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve a majority vote.

Revocation

        A stockholder giving a proxy may revoke it at any time before it is voted by delivery to the Company of a subsequently executed proxy or a written notice of revocation. In addition, returning your completed proxy will not prevent you from voting in person at the meeting should you be present and wish to do so.

ITEM 1 — ELECTION OF DIRECTORS

        The Board of Directors currently consists of eight individuals, each of whom holds office for a one-year term and until his or her successor has been duly elected and qualified. Each of the eight directors herein nominated will be elected for a term which begins on the date of the Annual Meeting of Stockholders at which such director is elected and ends on the date of the next succeeding Annual Meeting of Stockholders.

        Unless otherwise directed, proxies in the accompanying form will be voted FOR the nominees listed below. It is the intention of the persons named in the enclosed proxy to vote, unless otherwise indicated, for the election as directors of the persons named as nominees below. If any one or more of the nominees is unable to serve for any reason or withdraws from nomination, proxies will be voted for the substitute nominee or nominees, if any, proposed by the Board of Directors upon recommendation of its Board Affairs Committee. The Board has no knowledge that any nominee will or may be unable to serve or will or may withdraw from nomination. All of the following nominees are current directors of the Company whose terms end at the 2004 Annual Meeting. All of the current directors of the Company were elected to their present terms at the Company's May 7, 2003 Annual Meeting of Stockholders, except for Charles N. Hayssen who was appointed by the Board upon recommendation of its Board Affairs Committee and the Company's Chairwoman and Chief Executive Officer effective March 26, 2004 to fill a vacancy created by the resignation on March 20, 2004 of previous Board member Steven G. Rothmeier.

        With the exception of the Chairwoman, the Board has determined that all of the nominees are independent under applicable NYSE rules and the Board's Governance Principles.

Nominees for Terms Ending at the 2005 Annual Meeting of Stockholders

        The principal occupations and positions for the past five years, and in certain cases prior years, of each of the persons who is nominated for election are as follows:

        SUSAN E. ENGEL, age 57, has been Chairwoman of the Board of the Company and of D 56, Inc. (the Company's principal operating subsidiary) since September 18, 1997 and a director of the Company since February 1996. Ms. Engel has been Chief Executive Officer of the Company and of D 56, Inc. since November 13, 1996, and was President and Chief Operating Officer from 1994 to 1996. Ms. Engel is also a public company director of Wells Fargo & Co. and SuperValu Inc.

        JAMES E. BLOOM, age 61, has been a director of the Company since November 2001. Mr. Bloom has been a business consultant with Bloom Consulting, Inc. since July 2001. Prior to July 2001, he was Vice President — Sales & Marketing with Charter Systems LLC, a software developer of business communications solutions for the telecommunications industry, from January 1995 to June 2001.

        MICHAEL R. FRANCIS, age 41, has been a director of the Company since July 2001. Mr. Francis has been Executive Vice President — Marketing of Target Corporation, an operator of large-store general merchandise formats, including discount stores, moderate-priced promotional and traditional department stores, as well as a direct mail and on-line business, since February 2003. Prior to February 2003, Mr. Francis was Senior Vice President — Marketing of Target Corporation since January 2001 and Senior Vice President, Marketing and Visual Presentation of its department stores division since December 1994. Mr. Francis is a public company director of Piper Jaffray Companies.

        CHARLES N. HAYSSEN, age 53, has been a director of the Company since March 26, 2004. Mr. Hayssen has been Chief Financial Officer of ThinkEquity Partners LLC, a private company performing equity research, investment banking, equity trading and institutional investment sales, from September 2002 to April 2004. Prior to September 2002, he was a private investor from November 2001 to September 2002, Chief Financial Officer of Access Cash International L.L.C. from February 2000 to November 2001. Previously, Mr. Hayssen held a number of positions over a nineteen-year career with Piper Jaffray Companies Inc. including three years as Chief Information Officer, two years as Chief Operating Officer of Piper Capital Management and eight years as Chief Financial Officer.

        STEWART M. KASEN, age 64, has been a director of the Company since December 2000. Mr. Kasen has been President of S&K Famous Brands, Inc., a retailer of menswear, since April 2002. He was President of Schwarzschild Jewelers, a retail jewelry chain, from September 2001 to April 2002. From October 1999 until September 2001, Mr. Kasen was a consultant to the retail industry and a private investor. He was Chairman, President and Chief Executive Officer of Factory Card Outlet Corp., a specialty retailer, from May 1998 until October 1999. Factory Card Outlet filed a petition for bankruptcy on March 23, 1999. Mr. Kasen is a public company director of S&K Famous Brands, Inc., K2, Inc., Markel Corp., and Singer Co.

        REATHA CLARK KING, age 65, has been a director of the Company since May 2002. Dr. King was President and Executive Director, General Mills Foundation from November 1988 until May 2002, and served as Chairperson of the Foundation's Board of Trustees from May 2002 until June 2003. She is in the process of establishing a consultancy focusing primarily in organizational governance and philanthropy. Prior to joining General Mills Foundation, Dr. King held a variety of scientific and educational positions. She is a public company director of Exxon Mobil Corporation, Minnesota Life Insurance Company and Wells Fargo & Co.

        GARY S. MATTHEWS, age 46, has been a director of the Company since September 1997. Mr. Matthews has been President of Bristol-Myers Squibb Worldwide Consumer Medicines, a major producer and distributor of medicines, since December 2001. From January 1999 to June 2001 he was President and Chief Executive Officer and a director of Derby Cycle Corporation, a leading bicycle designer, manufacturer and marketer. Prior to January 1999, Mr. Matthews was Division President of Guinness Great Britain, the U.K. beer and ale marketing subsidiary of Diageo PLC.

        VIN WEBER, age 51, has been a director of the Company since February 1993. Since 1994, Mr. Weber has been a Partner of Clark & Weinstock, Inc., strategic communications advisers, and he is also Vice Chairman of Empower America, a non-profit organization which he co-founded in January 1993. He is a public company director of ITT Educational Services, Inc.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE "FOR" THE NOMINEES PRESENTED IN ITEM 1.

INFORMATION ABOUT THE BOARD
AND CORPORATE GOVERNANCE

        The Board of Directors of the Company oversees the management of the business and affairs of the Company as provided by Delaware law. The Board conducts its business through meetings of the Board and four standing committees: Audit, Compensation, Board Affairs, and Executive. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.

        The Board has adopted Governance Principles to provide a framework for the Company's corporate governance. The Governance Principles cover topics including, but not limited to, Board functions and composition, Board committees, and director tenure and compensation. The Board Affairs Committee is responsible for reviewing the Governance Principles and reporting any recommended changes to the Board.

        The Board's Governance Principles provide that a majority of the directors must be independent under applicable NYSE rules. Guidelines for determining director independence are contained in the Governance Principles, and all current directors, with the exception of Ms. Engel, have been determined by the Board to be independent.

        The Company has adopted the Department 56 Code of Ethics and Business Conduct in order to help directors and employees resolve ethical issues in an increasingly complex business environment. The Code of Ethics and Business Conduct applies to all directors and employees, including the Chief Executive Officer, the Chief Financial Officer, the Principal Accounting Officer and any other employee with any responsibility for the preparation and filing of documents with the Securities and Exchange Commission ("SEC"). The Code of Ethics and Business Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws.

        Copies of the Board's Governance Principles, charters of the Audit Committee, Board Affairs Committee, Compensation Committee and Executive Committee, and the Department 56 Code of Ethics and Business Conduct are available at the Company's website located at http://www.department56.com/corporate/corporate_governance.asp. Copies of these documents are available in print to any stockholder who requests them by contacting the Corporate Secretary at the Company's principal executive offices at Department 56, Inc., 6436 City West Parkway, Eden Prairie, MN 55344.

Meetings and Committees of the Board

        The Board of Directors of the Company held four meetings in 2003. Each director attended 75% or more of the aggregate of (i) meetings of the Board held during the period of the year for which he or she served as a director, and (ii) meetings of all committees held during the period of the year for which he or she served on those committees. Attendance at all such meetings of the Board and committees was 100%. In addition, the Board's policy is that directors are expected to attend the Company's annual meeting of stockholders; all but one director attended the 2003 annual meeting.

        The AUDIT COMMITTEE assists the Board in fulfilling its oversight responsibilities for financial matters. The Audit Committee performs this function by monitoring the Company's financial reporting process and by assessing the audit efforts of the Company's independent auditor. The Audit Committee has ultimate authority and responsibility to select, evaluate, compensate and replace the independent auditor. The Audit Committee also reviews the Company's critical accounting policies and estimates, annual and quarterly reports, and earnings releases before they are published. All members of the Audit

Committee meet the standards for independence of audit committee members set forth in NYSE and SEC regulations and meet the financial literacy requirements of the NYSE. In addition, the Board has determined that each of Mr. Matthews and Mr. Hayssen qualifies as an "audit committee financial expert" under the Sarbanes-Oxley Act of 2002 and applicable SEC and NYSE regulations. The Company's Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and General Counsel generally attend Audit Committee meetings and give reports to and answer inquiries from the Audit Committee. The Audit Committee reports its findings and recommendations to the Board. The Audit Committee is composed of three non-employee and independent directors under the applicable rules of the SEC and the NYSE: Gary S. Matthews (Chair); James E. Bloom and, since March 26, 2004, Charles N. Hayssen. The Audit Committee held five meetings in 2003.

        The COMPENSATION COMMITTEE assists the Board in fulfilling its responsibilities regarding the compensation of Company directors and officers. It performs this function by approving and recommending standards for the Company's director and officer compensation programs and plans, including regular pay and incentive compensation. The Compensation Committee coordinates the Board's annual review of the performance of the Company's Chief Executive Officer and establishes her compensation. Salaries and incentive compensation participation levels for the Company's other officers are also established by the Compensation Committee. The Compensation Committee is composed of independent directors, each of whom is a "disinterested person" and a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the "Tax Code"). The Compensation Committee consists of Stewart M. Kasen (Chair), Michael R. Francis, Reatha Clark King and Vin Weber. The Compensation Committee held four meetings in 2003. Compensation matters were also discussed at Board meetings during the course of fiscal 2003.

        The BOARD AFFAIRS COMMITTEE's principal functions are to identify, interview and recommend for Board approval candidates for directorships, including those recommended by stockholders, to coordinate the evaluation of Board performance, and to review and recommend enhancements to the corporate governance structures of the Company. The Board Affairs Committee consists of Vin Weber (Chair), Reatha Clark King and Gary S. Matthews. The Board Affairs Committee held no formal meetings in 2003 as Board and governance matters were discussed at Board meetings during the course of fiscal 2003.

        The EXECUTIVE COMMITTEE of the Board has the authority to exercise all powers and authority of the Board in the management of the business and affairs of the Company that may be lawfully delegated to it under Delaware law. The Committee consists of Susan E. Engel (Chair) and Stewart M. Kasen. The Executive Committee held no formal meetings in 2003.

        Three other Board committees, the Stock Incentive Committee, the Director Option Grant Committee and the Non-Officer Grant Committee, are authorized to administer the Company's existing equity incentive plans and to grant awards under those plans. These committees will be dissolved upon stockholder approval of the 2004 Stock Incentive Plan, which provides for equity plan administration and granting by the Compensation Committee.

Executive Board Sessions, Lead Director, and Contacting the Board of Directors

        Non-employee Directors meet in executive sessions without management in conjunction with each regularly scheduled Board meeting. A non-executive Lead Director has the primary responsibility to preside over these executive sessions of the Board. The Lead Director is a standing member of the Executive Committee and may perform such other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities. As this position has recently become open, the Board will designate a new Lead Director at its meeting scheduled for May 18, 2004. Stockholders interested in communicating directly with the Lead Director, the non-management directors as a group, the entire Board or any director may do so by writing c/o Corporate Secretary at the Company's principal executive offices. All such written communications which identify the author as a then-current registered or beneficial owner of Common Stock will be forwarded to the identified member(s) or other appropriate member(s) of the Board of Directors.

Director Nominations

        The Board Governance Principles set forth certain information about specific qualifications of director nominees. Among other things, the Board Affairs Committee seeks directors who represent diverse experience at policy-making and policy-implementing levels in business, government, education and philanthropy, and in areas that are relevant to the Company's activities. All the director nominees named in this Proxy Statement meet the Board's criteria for membership.

        The Board Affairs Committee identifies director candidates from various sources, and has the authority to engage and compensate third-party executive search consultants to assist it in identifying and evaluating possible nominees for director. However, the Board Affairs Committee did not retain or pay any consultant to do so in 2003 or to date in 2004. Interviews are required of any candidate of substantial interest to the Board Affairs Committee. Stockholders who wish to recommend qualified candidates to the Board Affairs Committee should write to the Chair of the Board Affairs Committee c/o Corporate Secretary at the Company's principal executive offices, setting forth the recommended candidate's qualifications and other relevant biographical information. Such recommended candidates will receive the same level of consideration by the Board Affairs Committee as candidates identified on its own initiative or by other Board members in light of the criteria described above and in the Board Governance Principles.

        The Company's Restated By-Laws set forth required procedures to bring proposals before an annual meeting of stockholders. Information on relevant deadlines and procedures is contained generally in page 32 below in this Proxy Statement and in specific detail in the Company's Restated By-Laws, a copy of which will be provided upon written request to the Corporate Secretary at the Company's principal executive offices. Under these provisions and the SEC rules referred to therein, a stockholder proposal to nominate a person for election to the Board at a specified annual meeting of stockholders must be in a timely written notice to the Corporate Secretary setting forth: (a) all information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board, including biographical information and information about certain relationships and related transactions involving the nominee; (b) the consent of each nominee to serve as a director of the Company if so elected; (c) the name and address of the stockholder proposing the nomination and any other stockholders known by such stockholder to support the nomination; (d) the class and number of shares of the Company's stock beneficially owned by the stockholder, and by any other stockholders known by such stockholder to support the nomination, on the date of such stockholder's notice; and (e) a description of all arrangements or understandings between the stockholder and each nominee and any other persons (naming such persons) pursuant to which the nominations are to be made by the stockholder, including any financial interest of the stockholder in the nomination. The presiding officer of the annual meeting of stockholders will refuse to acknowledge the nomination of any person not made in compliance with the applicable deadlines and procedures.

Director Compensation

        Non-employee directors receive an annual cash fee of $20,000, paid ratably at each regular meeting of the Board of directors, as well as a fee of $1,000 for attendance at any Board or committee meeting. The non-employee chairs of the Audit, Compensation and any other committees of the Board receive an additional annual fee of $5,000, $3,000 and $1,500 respectively, and the Lead Director receives an additional annual fee of $5,000. Non-employee directors may elect to receive shares of Common Stock in lieu of all or a portion of their cash fees, in which case shares of Common Stock are issued having a fair market value on the date of issuance of 110% of the cash fees which would otherwise then be payable. Directors are reimbursed for their out-of-pocket expenses arising from attendance at meetings of the Company's Board of directors or committees thereof.

        Historically, each non-employee director received an annual grant of an option to purchase 5,000 shares of Common Stock at fair market value on the date of grant vesting over two years. In fiscal 2002, options were granted to then-current directors representing three years' acceleration of present year and future grants, equaling a grant to each non-employee director of an option to purchase 15,000 shares of Common Stock, with vesting in equal 33% annual installments over the three years following grant. It is anticipated that commencing in fiscal 2005 directors will receive an annual option grant to purchase 7,500 shares of Common Stock at fair market value.

AUDIT COMMITTEE REPORT

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

        The Audit Committee of the Board of Directors is responsible for assisting the Board in serving as an oversight to the Company's financial reporting, accounting and controls. The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter, including, whenever appropriate, meeting in executive sessions with the Company's independent auditors without the presence of the Company's management. To carry out its responsibilities, the Committee met five times during fiscal 2003.

        In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        With respect to the Company's outside auditors, the Committee, among other things, discussed with Deloitte & Touche LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve (and the Board has approved) the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2004, for filing with the Securities and Exchange Commission. The Committee and the Board have also approved, and submitted for stockholder approval, the selection of the Company's independent auditors for the fiscal year ending January 1, 2005. As Mr. Hayssen was not appointed to the Committee until after the aforesaid actions were taken, he is not listed among the undersigned to this Report.

        The Committee's charter has been revised since it was last published as an appendix to a proxy statement issued by the Company. The current charter, adopted by the full Board on February 18, 2004, is appended to this Proxy Statement as Exhibit A.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OF DEPARTMENT 56, INC.

Gary S. Matthews, Chair James E. Bloom Steven G. Rothmeier (ex officio)

Fees for Services Provided by Independent Auditor

        The Company incurred the following fees for services performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities") in fiscal 2003 and fiscal 2002.

	2003	2002
Audit Fees (1)	$230,600	$246,159
Audit Related Fees (2)	16,900	8,400
Tax Fees (3)	37,160	35,475
Other Fees (4)	11,700	70,691

Total	296,360	360,725

(1)
Includes fees for audit and review of Forms 10Q.

(2)
Includes fees for assurance and other services reasonably related to the audit or review of the Company's financial statements, consisting primarily of 401(k) plan audits and additionally, in the case of the 2003 financial statements, Sarbanes-Oxley consulting services.

(3)
Includes fees for tax compliance services of $33,895 and $23,000 and tax advice of $3,265 and $12,475 in 2003 and 2002, respectively.

(4)
Includes aggregate fees billed for all other services performed by the Deloitte Entities, fiscal 2002 being primarily for document production and witness representation in connection with litigation claims brought by the Company against an unrelated third party.

        The Audit Committee pre-approved 100% of the services described above which were provided pursuant to engagements that were entered into on or after May 6, 2003. All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by the Deloitte Entities was compatible with the maintenance of the outside auditor's independence in the conduct of its auditing functions.

Pre-Approval Policy for Services of Independent Auditor

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditor. The Audit Committee's current practice is to consider for pre-approval annually all audit and non-audit services. If a type of service to be provided by the independent auditor has not received pre-approval during this annual process, if audit or audit related fees within the scope of approved engagement are to exceed historical experience or pre-approved amounts, or if the fees for permissible, pre-approved non-audit services are in the aggregate to exceed a maximum amount pre-established by the Audit Committee, then specific review and pre-approval is required by the Audit Committee.

BIOGRAPHICAL INFORMATION REGARDING EXECUTIVE OFFICERS

        Set forth below is biographical information for each of the Company's executive officers who is not a director of the Company. Executive officers are also officers of D 56, Inc. (the Company's principal operating subsidiary) and, in certain cases, other Company subsidiaries. Officers serve at the discretion of the Board of Directors.

Name	Age	Position(s) with the Company
Elise M. Linehan	42	Executive Vice President — Product Development and Retail
Andrew E. Melville	43	Executive Vice President — Customer Development and Time to Celebrate
Robert S. Rose	49	Vice President — Distribution and Operations
Michael J. Rothmeier	54	Executive Vice President — Marketing and Corporate Strategy
David H. Royer	43	Vice President — Sales
Timothy J. Schugel	45	Executive Vice President and Chief Financial Officer
Gregory G. Sorensen	41	Vice President — Technology
Alan L. Sussman	43	Senior Vice President and Chief Information Officer
David H. Weiser	44	Senior Vice President — Legal/Human Resources, General Counsel and Secretary

        Elise M. Linehan has been Executive Vice President — Product Development and Retail of the Company and D 56, Inc. since December 16, 2003. She was Senior Vice President — Retail Stores of the Company and of D 56, Inc. from January 27, 2002 to December 16, 2003. She was Vice President — Marketing of the Company and of D 56, Inc. from June 28, 2001 to January 27, 2002. She was Managing Director of Product Marketing of the Company and of D 56, Inc. from September 10, 1999 to June 28, 2001. She was Director of Product Marketing of the Company and of D 56, Inc. from July 1, 1998 until September 10, 1999.

        Andrew E. Melville has been Executive Vice President — Customer Development and Time to Celebrate for the Company and D 56, Inc. since December 16, 2003. He was Executive Vice President — Sales of the Company and of D 56, Inc. from May 8, 2002 to December 16, 2003. He was Senior Vice President — Sales of the Company and of D 56, Inc. from October 11, 1999 until May 8, 2002. He was Vice President of Sales and Trade Marketing at Walt Disney Records from January 1998 to October 1999.

        Robert S. Rose has been Vice President — Distribution and Operations of the Company and of D 56, Inc. since April 22, 1993. Mr. Rose has resigned his employment with the Company and D 56, Inc. effective April 9, 2004.

        Michael J. Rothmeier has been Executive Vice President — Marketing and Corporate Strategy of the Company and of D 56, Inc. since March 22, 2004. From 1999 until March 22, 2004 he was a business consultant. From 1997 until 1999 he was a Senior Vice President and Relationship Manager with Bronner Slosberg Humphrey, a professional marketing services company. Prior to that time he held a number of executive positions with IDS Financial Services, Inc. (1984-1989), Fidelity Investments (1989-1992), and Fleet Financial Group/Shawmut National Corp (1992-1996). In April 2000 he agreed to settle charges brought by the SEC alleging violations of the Investment Advisers Act of 1940 pursuant to which settlement he neither admitted or denied the finding of any violations and received a nine months' suspension from association with any investment adviser.

        David H. Royer has been Vice President — Sales of the Company and of D 56, Inc. since December 16, 2003. He was Vice President — Sales Planning and Development of the Company and of D 56, Inc. from February 18, 2002 until December 16, 2003. Mr. Royer was Vice President of Sales Development at Frito-Lay, Inc. from March 2001 to February 2002. Prior to then he was Director of Sales for the Midwest North Region of Frito-Lay, Inc. from March 1997 to March 2001.

        Timothy J. Schugel has been Executive Vice President and Chief Financial Officer of the Company and of D 56, Inc. since April 1, 2002. He was Senior Vice President — Sourcing Management and Production Control of the Company and of D 56, Inc. from January 29, 2001 until April 1, 2002. Mr. Schugel was Vice President of the Company and of D 56, Inc. from April 10, 1995 until January 29, 2001.

        Gregory G. Sorensen has been Vice President — Technology of the Company and of D 56, Inc. since September 27, 1999. He was Vice President — Management Information Systems of the Company and of D 56, Inc. from July 22, 1996 to September 27, 1999.

        Alan L. Sussman has been Senior Vice President and Chief Information Officer of the Company and of D 56, Inc., since September 27, 1999. From February 1998 until July 1999 he owned and operated a local public access internet provider, Via Point, Inc. He was Vice President, Information Technology at Rollerblade from March 1996 to December 1998.

        David H. Weiser has been Senior Vice President — Legal/Human Resources of the Company and of D 56, Inc. since January 1, 1997. He has also been General Counsel of the Company since April 22, 1993, General Counsel of D 56, Inc. since March 15, 1993, and Secretary of the Company and of D 56, Inc. since February 1993.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known by the Company regarding the beneficial ownership of the Company's Common Stock, as of April 2, 2004, by each beneficial owner of more than five percent of the outstanding Common Stock, by each of the Company's directors and nominees for Board election, by each of the executives named in the Summary Compensation Table, and by all current directors and officers of the Company as a group.

Name	Number of Shares Beneficially Owned (1)	Percentage Of Class (1)
FMR Corp. (2)	1,521,000	11.5%
Barclays (3)	1,288,114	9.8%
Heartland (4)	977,000	7.4%
Kennedy (5)	887,550	6.7%
UBS Global (6)	617,500	4.7%
James Bloom (7)	12,500	*
David Dewey (8)	153,575	1.2%
Susan Engel (9)	405,364	3.0%
Michael Francis (10)	13,750	*
Charles Hayssen	200	*
Stewart Kasen (11)	17,500	*
Reatha Clark King (12)	10,200	*
Elise Linehan (13)	118,481	*
Gary Matthews (14)	47,976	*
Andrew Melville (15)	125,236	*
Timothy Schugel (16)	104,914	*
Vin Weber (17)	45,942	*
David Weiser (18)	90,318	*
All directors and officers of the Company as a Group (17 persons) (19)	1,359,937	9.4%

*
The percentage of shares of Common Stock beneficially owned does not exceed one percent of the outstanding shares of Common Stock.

(1)
For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days following April 2, 2004. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any shares which such person or persons has or have the right to acquire within 60 days following April 2, 2004, is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, the Company believes that all persons named in the table above have sole voting and dispositive power with respect to all shares of Common Stock beneficially owned by them.

(2)
This information is obtained from a Schedule 13G, dated February 16, 2004, filed with the Securities and Exchange Commission by FMR Corp. ("FMR"), Edward C. Johnson 3rd and Abigail P. Johnson. FMR beneficially owns 1,521,000 shares of Common Stock, of which it has sole voting power with respect to 180,600 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 1,521,000 shares, and shared dispositive power with respect to 0 shares. Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., is an investment advisor to the Fidelity Low Priced Stock Fund (the "Fund") which beneficially owns

  1,300,400 of the abovementioned shares. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. ("Fidelity Trust") beneficially owns 177,300 of the total shares. Beneficial ownership of all 1,521,000 shares is attributed to Fidelity Management & Research Company and FMR Corp. Beneficial ownership of all such shares can also be attributed to Edward C. Johnson 3rd and Abigail P. Johnson as a result of their control and ownership of FMR Corp. The address of the principal business office of FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)
This information is obtained from a Schedule 13G, dated February 13, 2004, filed with the Securities and Exchange Commission by Barclays Global Investors, NA ("BGI"), Barclays Global Fund Advisors ("BGF") and Barclays Bank PLC ("BBP"). BGI beneficially owns 1,059,492 shares of Common Stock, of which it has sole voting power with respect to 999,322 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 999,322 shares, and shared dispositive power with respect to 0 shares. BGF beneficially owns 223,022 shares of Common Stock, of which it has sole voting power with respect to 223,022 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 223,022 shares, and shared dispositive power with respect to 0 shares. BBP beneficially owns 5,600 shares of Common Stock, of which it has sole voting power with respect to 5,600 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 5,600 shares, and shared dispositive power with respect to 0 shares. The address of the principal business office of BGI and BGF is 45 Fremont Street, San Francisco, California 94105. The address of the principal business of BBP is 54 Lombard Street, London, England EC3P 3AH.

(4)
This information is obtained from Schedule 13G, dated February 13, 2004, filed with the Securities and Exchange Commission by Heartland Advisors, Inc. ("HAI") and William J. Nasgovitz ("WJN"). HAI beneficially owns 977,000 shares of Common Stock, of which it has sole voting power with respect to 0 shares, shared voting power with respect to 877,100 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 977,000 shares. By virtue of his ownership in HAI, WJN beneficially owns 977,000 shares of Common Stock, of which he has sole voting power with respect to 0 shares, shared voting power with respect to 877,100 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 977,000 shares. Both HAI and WJN specifically disclaim beneficial ownership of all shares. The address of the principal business of HAI and WJN is 789 North Water Street, Milwaukee, Wisconsin 53202.

(5)
This information is obtained from Schedule 13G, dated February 13, 2004, filed with the Securities and Exchange Commission by Kennedy Capital Management, Inc. ("KCM"). KCM beneficially owns 887,550 shares of Common Stock, of which it has sole voting power with respect to 876,950 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 887,550 shares, and shared dispositive power with respect to 0 shares. The address of the principal business of KCM is 10829 Olive Boulevard, St. Louis, Missouri 63141.

(6)
This information is obtained from Schedule 13G, dated February 17, 2004, filed with the Securities and Exchange Commission by UBS Global Asset Management (Americas) Inc. ("UBS"). UBS beneficially owns 617,500 shares of Common Stock, of which it has sole voting power with respect to 617,500 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 617,500 shares. The address of the principal business of UBS is One North Wacker, Chicago, Illinois 60606.

(7)
Includes 12,500 shares subject to purchase options exercisable by Mr. Bloom currently or within 60 days of April 2, 2004.

(8)
Includes 141,421 shares subject to purchase options exercisable by Mr. Dewey currently or within 60 days of April 2, 2004.

(9)
Includes 362,062 shares subject to purchase options exercisable by Ms. Engel currently or within 60 days of April 2, 2004.

(10)
Includes 13,750 shares subject to purchase options exercisable by Mr. Francis currently or within 60 days of April 2, 2004.

(11)
Includes 17,500 shares subject to purchase options exercisable by Mr. Kasen currently or within 60 days of April 2, 2004.

(12)
Includes 10,000 shares subject to purchase options exercisable by Dr. King currently or within 60 days of April 2, 2004.

(13)
Includes 114,368 shares subject to purchase options exercisable by Ms. Linehan currently or within 60 days of April 2, 2004.

(14)
Includes 33,750 shares subject to purchase options exercisable by Mr. Matthews currently or within 60 days of April 2, 2004. Includes 300 shares owned by Mr. Matthews' spouse, ownership of which shares is disclaimed by Mr. Matthews.

(15)
Includes 117,272 shares subject to purchase options exercisable by Mr. Melville currently or within 60 days of April 2, 2004.

(16)
Includes 98,380 shares subject to purchase options exercisable by Mr. Schugel currently or within 60 days of April 2, 2004.

(17)
Includes 35,000 shares subject to purchase options exercisable by Mr. Weber currently or within 60 days of April 2, 2004.

(18)
Includes 49,392 shares subject to purchase options exercisable by Mr. Weiser currently or within 60 days of April 2, 2004.

(19)
Includes 1,206,675 shares subject to purchase options exercisable currently or within 60 days of April 2, 2004.

Compliance with Section 16 of the Exchange Act

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Common Stock and other equity securities of the Company on Forms 3, 4, and 5. Based on written representations of reporting persons and a review of those reports, the Company believes that during the fiscal year ended January 3, 2004, all its officers and directors and holders of more than 10% of the Company's Common Stock complied with all applicable Section 16(a) filing requirements.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

        Department 56, Inc. is a holding company, all of the business activities of which are conducted by D 56, Inc. and other subsidiaries.

        The Summary Compensation Table sets forth individual compensation information for the Chief Executive Officer, the four most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers at January 3, 2004 and who continue to serve as of the date of this Proxy Statement, and one highly compensated executive officer whose employment continued through 2003 fiscal year-end but has since terminated. The following table sets forth compensation information for each of those individuals for the fiscal years ended January 3, 2004, December 28, 2002, and December 29, 2001 (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

Long Term Compensation Awards
Annual Compensation(a)
Name and Principal Position				Restricted Stock Awards ($)(b)		Securities Underlying Options(c)	All Other Compensation ($)
	Year	Salary ($)	Bonus ($)
Susan Engel, Chairwoman of the Board and Chief Executive Officer	2003 2002 2001	605,000 605,000 605,000	— 605,000 272,250	— 185,042 221,354	(e)	— 264,075 52,000	142,921 128,343 84,859	(f)
David Dewey, Former Executive Vice President — Product Development (d)	2003 2002 2001	368,000 368,000 357,000	331,200 160,650	— 92,521 92,054	(g)	— 121,085 26,000	69,369 64,633 46,243	(f)
Elise Linehan, Executive Vice President — Product Development and Retail	2003 2002 2001	220,000 200,000 165,000	50,000 180,000 66,000	— 41,763 14,788	(h)	— 107,000 5,000	47,195 38,042 26,360	(f)
Andrew Melville, Executive Vice President — Customer Development and Time to Celebrate	2003 2002 2001	253,000 253,000 230,000	— 227,700 103,500	— 67,288 41,433	(i)	— 113,295 11,000	55,604 52,262 33,622	(f)
Timothy Schugel, Executive Vice President and Chief Financial Officer	2003 2002 2001	250,000 230,250 195,000	50,000 225,000 78,000	— 42,055 45,103	(j)	— 85,945 11,000	54,682 48,966 30,190	(f)
David Weiser, Senior Vice President, General Counsel and Secretary	2003 2002 2001	248,000 248,000 243,000	— 298,400 97,200	— 42,055 43,451	(k)	— 11,000 11,000	53,108 62,789 35,857	(f)

(a)
With respect to each Named Executive Officer, the aggregate amount of perquisites and other personal benefits, securities or property was less than either $50,000 or 10% of the total of annual salary and bonus reported for such Named Executive Officer in each of 2003, 2002 and 2001.

(b)
Vesting amounts and schedules are set forth in a footnote below for each Named Executive Officer. Accelerated vesting may occur, and additional shares may therefore vest, in the event certain performance standards are achieved or a "change in control" occurs. Any dividends that may be declared and paid by the Company on its common stock shall be also be declared on restricted shares but deferred in payment until the restricted shares vest, and an individual's forfeiture of unvested restricted shares will also result in a corresponding forfeiture of deferred dividends.

(c)
Reflects the number of shares of Common Stock underlying options granted.

(d)
Mr. Dewey's employment terminated on April 3, 2004. See "Employment and Change in Control Arrangements".

(e)
The aggregate value of Ms. Engel's restricted stock holdings at the end of fiscal 2003 (at $13.80 per share) was $418,168 (30,302 shares). Of the total 30,302 shares: 16,002 vested on or before December 31, 2003; 5,720 will vest on December 31, 2004; 5,720 will vest on December 31, 2005; and 2,860 will vest on December 31, 2006.

(f)
Reflects term life insurance premiums in the amounts of $675, $135, $78, $90, $90 and $89, respectively; disability insurance premiums and tax reimbursement in the amounts of $27,234, $1,870, $4,017, $4,251, $3,788 and $4,843, respectively; matching contributions by D 56, Inc. under the D 56, Inc. 401(k) Retirement Savings Plan in the amounts of $6,000, $4,526, $8,000, $8,000, $8,000 and $8,000, respectively; and retirement contributions in the amounts of $109,012, $62,838, $35,100, $43,263, $42,804 and $40,176, respectively; for Ms. Engel, Mr. Dewey, Ms. Linehan, Mr. Melville, Mr. Schugel, and Mr. Weiser.

(g)
The aggregate value of Mr. Dewey's restricted stock holdings at the end of fiscal 2003 (at $13.80 per share) was $191,889 (13,905 shares). Of the total 13,905 shares: 6,755 vested on or before December 31, 2003; 2,860 will vest on December 31, 2004; 2,860 will vest on December 31, 2005; and 1,430 will vest on December 31, 2006.

(h)
The aggregate value of Ms. Linehan's restricted stock holdings at the end of fiscal 2003 (at $13.80 per share) was $56,759 (4,113 shares). Of the total 4,113 shares: 1,643 vested on or before December 31, 2003; 910 will vest on December 31, 2004; 910 will vest on December 31, 2005; and 650 will vest on December 31, 2006.

(i)
The aggregate value of Mr. Melville's restricted stock holdings at the end of fiscal 2003 (at $13.80 per share) was $109,903 (7,964 shares). Of the total 7,964 shares: 3,544 vested on or before December 31, 2003; 1,690 will vest on December 31, 2004; 1,690 will vest on December 31, 2005; and 1,040 will vest on December 31, 2006.

(j)
The aggregate value of Mr. Schugel's restricted stock holdings at the end of fiscal 2003 (at $13.80 per share) was $90,169 (6,534 shares). Of the total 6,534 shares: 3,284 vested on or before December 31, 2003; 1,300 will vest on December 31, 2004; 1,300 will vest on December 31, 2005; and 650 will vest on December 31, 2006.

(k)
The aggregate value of Mr. Weiser's restricted stock holdings at the end of fiscal 2003 (at $13.80 per share) was $88,679 (6,426 shares). Of the total 6,426 shares: 3,176 vested on or before December 31, 2003; 1,300 will vest on December 31, 2004; 1,300 will vest on December 31, 2005; and 650 will vest on December 31, 2006.

Stock Options Granted in Last Fiscal Year

        The following table sets forth information concerning individual grants of stock options made by the Company during the fiscal year ended January 3, 2004 to each of the Named Executive Officers.

OPTION GRANTS
IN THE FISCAL YEAR ENDED JANUARY 3, 2004

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year (1)	Exercise Price (per share)	Expiration Date	Hypothetical Value at Grant Date
Susan Engel	nil	—	—	—	—
David Dewey	nil	—	—	—	—
Elise Linehan	nil	—	—	—	—
Andrew Melville	nil	—	—	—	—
Timothy Schugel	nil	—	—	—	—
David Weiser	nil	—	—	—	—

(1)
The Company granted to employees options to purchase a total of 46,405 shares of Company common stock in the fiscal year ended January 3, 2004.

Aggregated Option Exercises

        The following table sets forth information (on an aggregated basis) concerning exercises of options during the fiscal year ended January 3, 2004 by each of the Named Executive Officers and the fiscal year-end value of unexercised options.

AGGREGATED OPTION EXERCISES
IN THE FISCAL YEAR ENDED JANUARY 3, 2004 AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised "In-the-Money" Options at Fiscal Year-End (1)
Name	Shares Acquired on Exercise	Value Realized (2)	Exercisable	Unexercisable	Exercisable	Unexercisable
Susan Engel	—	—	362,062	87,938	$528,276	$66,833
David Dewey	33,257	$157,938	141,421	57,664	105,276	118,569
Elise Linehan	—	—	114,368	35,632	224,090	27,080
Andrew Melville	—	—	117,272	37,728	151,242	28,673
Timothy Schugel	—	—	98,380	28,620	114,261	11,628
David Weiser	—	—	49,392	3,663	100,916	2,784

(1)
Options are "in-the-money" at the fiscal year-end if the fair market value of the underlying securities on such date exceeds the exercise or base price of the option. The amounts set forth represent the difference between the fair market value of the securities underlying the options on January 3, 2004 ($13.56) and the exercise price of the options, multiplied by the applicable number of options.

(2)
For these purposes, "value realized" represents the difference between option exercise price and fair market value of the underlying shares on the date of exercise.

Employment and Change in Control Arrangements

        The Company entered into an arrangement with Mr. Dewey converting his status into an independent contractor at his request. Under this arrangement, Mr. Dewey is engaged to provide consulting, product development and transition services to the Company until March 31, 2005, which may be extended by mutual agreement. Mr. Dewey will receive a monthly consulting fee of $20,833 and is eligible to receive incentive payments dependent on corporate performance calculated on a basis comparable to the annual cash bonus computation for Executive Vice Presidents of the Company. He is also eligible to receive certain incentive payments based on customer orders for certain of the Company's giftware products. The arrangement provides that Mr. Dewey may not compete with the Company's Village products or engage in activities competitive with its wholesale giftware lines for the Gift & Specialty Retail trade throughout one year following expiration of the consulting period, subject to limited exceptions.

        The Compensation Committee and the Board of Directors have adopted a program providing for the payment to certain employees of cash incentives based upon the Company's attainment of a defined financial performance goal. The program provides that, upon the occurrence of any events specified as a "change of control" of the Company, the defined financial measure is deemed to have been fully (100%) achieved and the employee participants in the program vest in a specified cash incentive (prorated over the fiscal year in which the change of control occurs from the first day of the fiscal year through the date of the change of control).

        The Company's 1992 Stock Option Plan, its 1993, 1995, 1997 and 2004 Stock Incentive Plans, and related grant and award agreements, contain vesting acceleration provisions that are triggered upon a change-in-control of the Company.

        The Company is party to change-in-control arrangements with each of the Named Executive Officers, as well as certain other executives of the Company. If, within 24 months following the occurrence of any event specified as a "change-in-control" (for executives other than Ms. Engel, the change-in-control must not have been approved by the Company's Board of Directors in force prior to the change-in-control), the employment of a covered executive is involuntarily or voluntarily terminated for any reason (other than death, disability or retirement) the agreements provide for payment to the executive of a cash lump sum equal to (i) the executive's target pro rata bonus for the year of termination, plus (ii) 2.99 times (for Ms. Engel), or up to 2 times (for other executives), his/her base salary on the date of termination and her/his highest cash bonus during the past 3 years (for Ms. Engel, her maximum bonus opportunity in the year of termination). In addition, each covered executive's unvested stock options, restricted or deferred stock awards and non-qualified retirement benefits shall vest and all restrictions relating to any restricted or deferred stock shall lapse. The covered executive shall also have the right to continued participation in all of the Company's welfare benefit plans for the shorter of 36 months (for Ms. Engel), or 24 months (for other covered executives) or until substantially equivalent benefits are received from a subsequent employer. A covered executive also has the right to receive such payments and benefits if (1) her or his employment is involuntarily terminated without "cause" (x) within four weeks prior to a public announcement by the Company of an agreement with a third party to effect a "change in control" which agreement is approved by the Company's Board of Directors in force immediately prior to such announcement or (y) at any time from the time of such announcement through the closing of such agreement (or through the consummation of a "change in control" with or by a party competing with such third party to effectuate a Board-approved "change in control"). Moreover, the covered executives (other than Ms. Engel) also have the right to receive such payments and benefits if their employment is terminated without "cause" or the covered executive resigns for "good reason" within 12 months following any "change in control" that is approved by the Company's Board of Directors in force prior to the change-in-control. Except for the welfare benefits, the change-in-control payments are not subject to mitigation or offset. In the event that, after the imposition of any excise tax, a covered executive were to retain less than 100% (for Ms. Engel) or 80% (for other executives) of the total payments due her or him under the change-in-control agreements, the Company shall be obligated to pay a "gross up" amount to the executive.

Performance Graph

        The following graph compares the cumulative total return on $100 invested on January 2, 1999, in each of the Common Stock of the Company, Standard & Poor's SmallCap 600 Index and a peer line-of-business index.

        The peer line-of-business index is composed of the following issuers: Action Performance Companies, Inc.; A. T. Cross Co., Inc.; Department 56, Inc.; Enesco Group, Inc.; Fossil Inc.; Franklin Covey Co.; Mayors Jewelers, Inc.; and Russ Berrie & Co.

        In calculation of the peer index, each of the issuers is weighted to recognize its stock market capitalization. The returns of the Standard & Poor's index and the peer line-of-business index are calculated assuming reinvestment of dividends. The Company has not paid any dividends. The graph specifies data values for the preceding trading day nearest to each of the Company's fiscal year-ends during such period.

        The stock price performance shown on the graph below is not necessarily indicative of future price performance. Data points below provided by Research Data Group, Inc., a licensee of Standard & Poor's.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG DEPARTMENT 56, INC., THE S & P SMALLCAP 600 INDEX AND A PEER GROUP

DEPARTMENT 56,
PEER GROUP
S&P SMALLCAP
DOLLARS
180
160
140
120
100
80
60
40
20
0
JAN 2 1999
JAN 1 2000
DEC 30 2000
DEC 31 2001
DEC 28 2002
JAN 3 2004

| | JAN 2 1999 | JAN 1 2000 | DEC 30 2000 | DEC 31 2001 | DEC 28 2002 | JAN 3 2004 |
|---|---|---|---|---|---|---|
| DEPARTMENT 56, INC. | $100.00 | $60.23 | $30.62 | $22.90 | $34.21 | $36.74 |
| PEER GROUP | 100.00 | 71.65 | 47.12 | 74.51 | 79.35 | 95.77 |
| S&P SMALLCAP 600 | 100.00 | 112.40 | 125.67 | 133.89 | 114.30 | 158.63 |

Equity Compensation Plan Information

        The following table provides information about the Company's equity compensation plans as of January 3, 2004.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,069,379	$15.36	176.931
Equity compensation plans not approved by security holders	115,402	$9.57	79,900
Total	2,184,781	$15.08	256,831

        The only equity compensation plan not approved by stockholders pursuant to which options are outstanding or remaining available for grant as reflected in the table above is the Company's 2001 Non-Officer Stock Option Plan (the "2001 Plan"). The 2001 Plan provides for the issuance only of

"nonqualified options" to purchase Company common stock ("2001 Plan Options"). 2001 Plan Options may be issued only to non-officer employees, consultants and advisors to the Company and its subsidiaries. The 2001 Plan and the issuance of 2001 Plan Options is determined and administered by the Company's Chief Executive Officer and its Chief Human Resources Officer (the "Committee"). The Committee determines all terms of 2001 Plan Options, including such terms as the amount of Company common shares subject to a 2001 Plan Option, exercise price and vesting, but no 2001 Plan Options may be transferred by the optionee (other than by will or otherwise in the case of death) and no 2001 Plan Option may have a duration greater than ten years from the date of grant. Vesting and exercisability of 2001 Plan Options accelerate immediately upon a "Change in Control" (as defined in the 2001 Plan). The 2001 Plan will terminate immediately prior to the tenth anniversary of its adoption by the Company's Board of Directors, although the Board may terminate or amend the 2001 Plan at any earlier time so long as no such amendment or termination adversely affects any 2001 Plan Option then outstanding. This summary of the 2001 Plan does not purport to be complete and is qualified in its entirety by the terms of the 2001 Plan, the entire text of which was filed as Exhibit 10.17 to the Company's Annual Report on Form 10-K for the 2001 fiscal year.

        As described at page 27 further in this Proxy Statement, upon stockholder approval of the 2004 Stock Incentive Plan no further options will be granted under the 2001 Plan.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

Overview

        The Compensation Committee of the Board of Directors is responsible for establishing the compensation policy and specific individual compensation for the Company's executive officers. It also has the authority to award grants under the Company's stock option and incentive plans and to administer those plans, seeking the advice of the full Board and management as the Committee believes appropriate. The Committee engaged an independent compensation consultant during fiscal 2003 to assist in an overall review of officer compensation as well as compensation planning for fiscal 2004 and 2005. The Compensation Committee is comprised entirely of independent non-employee directors.

        The Committee recognizes the $1 million deduction limitation on individual executive compensation under Section 162(m) of the Tax Code. In furtherance of the desire to preserve corporate tax benefits, the 2004 Cash Incentive Plan and the 2004 Stock Incentive Plan have been structured to satisfy the requirements for deductibility under that Section. The Board and the Committee reserve the authority to award non-deductible compensation as they deem appropriate, noting that cost to the Company (including tax deductibility) will be considered in making overall compensation decisions.

Compensation Philosophy

        The approach taken to compensation for executive officers is designed to:

  •
  Emphasize company performance and place a substantial portion of officer compensation at risk

  •
  Align interests of management with those of stockholders and bring focus on long-term value creation by providing a significant portion of compensation in Company equity

  •
  Attract, motivate and retain executives of high caliber and ability.

        The principal compensation elements used in this approach during fiscal 2003 consisted of base salary and annual cash incentive bonus. One-time cash awards are also considered on a discretionary basis. Long-term equity incentives in the form of stock options and restricted shares — while historically awarded to officers on an annual basis — were not granted to the Named Executive Officers in fiscal 2003 in light of stock options issued in fiscal 2002 that were sized for all but one to represent generally three years of annual options in a single grant.

        In setting total compensation by individual, the Compensation Committee considers each current executive's responsibilities, accomplishments and experience in her or his specific area or a subjective evaluation of the appropriate overall compensation to induce an individual to join the Company as an officer and to remain in its employ. Compensation data in relevant executive labor markets, where available, has also been considered in determining executive salaries and opportunities for incentive compensation. No specific weights are assigned to these factors (although job position, accomplishments and subjective evaluation of appropriate overall compensation to attract or retain the executive are considered most important).

Base Salary

        Consistent with the Company's entire philosophy, the executive team's most robust opportunities for additional compensation are to be found in corporate growth and performance-based incentives. The Compensation Committee therefore takes a market-based approach in its annual review of officer base salaries, primarily considering level and changes of responsibility and general executive salary market trends. None of the Company's officers (except one Named Executive Officer) received an increase in her or his base salary for the 2003 fiscal year.

Annual Cash Bonus

        Executive officers are eligible for annual cash incentives under a pay-for-performance program which is targeted to a specified level of earnings per share. For fiscal 2003, the minimum threshold of performance required under the bonus program was not attained and therefore no defined pay-for-performance officer bonuses were paid. Two Named Executive Officers received discretionary bonuses for the performance of certain functions under their leadership.

Equity Incentives

        The Company's historical practice has been to grant stock options and performance-accelerated-vesting restricted shares to executive officers based on pre-established grant guidelines. As noted above, no equity awards were made to the Named Executive Officers in fiscal 2003. The Committee's review of executive compensation, conducted during 2003 with the assistance of an independent consultant, affirmed the Committee's view that equity incentives are an appropriate means to motivate and to compensate management for driving stockholder value. The Committee therefore came to its recommendation that the Board and stockholders approve the 2004 Stock Incentive Plan, and anticipates that the granting of officer equity incentives generally will resume in 2005.

Compensation of Chief Executive Officer

        The CEO's compensation is comprised of the same elements used to compensate other executive officers. Ms. Engel's base salary rate effective during 2003 was $605,000, held flat since 2001. Her bonus and equity incentive awards for 2003 were determined as described above for other executive officers, and the actual amounts are shown in the Summary Compensation Table preceding this Report.

Conclusion

        Consistent with its compensation philosophy, the Committee believes its approach to executive officer compensation provides incentive to attain strong financial performance while also enhancing executive retention, and is tightly aligned to stockholder interests. The Committee believes that this approach focuses the efforts of the Company's executive officers toward achieving fundamental growth and share price appreciation for the long-term benefit of stockholders.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
OF DEPARTMENT 56, INC.

Stewart M. Kasen, Chair Michael R. Francis Reatha Clark King Vin Weber

ITEM 2 — APPROVAL OF THE
2004 CASH INCENTIVE PLAN

General

        The Board of Directors has adopted, subject to stockholder approval, the 2004 Cash Incentive Plan. The purpose of the 2004 Cash Incentive Plan is to promote the interests of the Company and its subsidiaries by providing eligible key employees of the Company and its subsidiaries with incentives to assist the Company and its subsidiaries in meeting and exceeding their business goals.

        In general, Section 162(m) of the Tax Code limits the ability of publicly-held companies to deduct for U.S. federal income tax purposes compensation in excess of one million dollars paid in any year to executive officers named in the proxy statement, subject to certain exceptions. One of the exceptions is for compensation that qualifies as "performance-based compensation." In order for compensation paid by a public company to qualify as performance-based compensation, it must, among other requirements, be awarded pursuant to a plan that is approved by stockholders of the public company. The Board of Directors has adopted the 2004 Cash Incentive Plan in order to permit the Company to award compensation that is not subject to the deductibility limitation of Section 162(m) of the Tax Code because it qualifies as performance-based compensation.

        The material terms of the 2004 Cash Incentive Plan are summarized below. The summary is not intended to be a complete description of the terms of the 2004 Cash Incentive Plan. The full text of the 2004 Cash Incentive Plan is attached hereto as Exhibit B. In the event of any inconsistency between the summary set forth below and the terms of the 2004 Cash Incentive Plan, the terms of the 2004 Cash Incentive Plan will govern.

Eligible Participants and Types of Awards

        The 2004 Cash Incentive Plan provides for the grant to key employees of the Company and its subsidiaries of performance-based awards payable in cash. Approximately 12 persons are currently eligible to participate in the 2004 Cash Incentive Plan. The period during which performance is measured for any award is hereinafter referred to as a "Performance Period" and the persons who are granted awards under the 2004 Cash Incentive Plan are hereinafter referred to as "Participants."

Administration

        The 2004 Cash Incentive Plan will be administered by the Compensation Committee of the Company's Board of Directors (the "Committee"). The Committee may, subject to the provisions of the 2004 Cash Incentive Plan, establish, adopt or revise rules and regulations relating to the 2004 Cash Incentive Plan or take such actions as it deems necessary or advisable for the proper administration of the 2004 Cash Incentive Plan. The Committee shall have the authority to interpret the 2004 Cash Incentive Plan in its absolute discretion. Each interpretation made or action taken by the Committee pursuant to the 2004 Cash Incentive Plan shall be final and conclusive for all purposes and binding upon all Participants.

Limitations on Grants and Amounts of Incentive Awards that will be Granted

        Performance Periods may be equal to or longer than, but not less than, one fiscal year of the Company and may be overlapping. The amount paid under the 2004 Cash Incentive Plan to any Participant with respect to any award for a Performance Period of one year shall not exceed $1,500,000. The amount paid under the 2004 Cash Incentive Plan to any Participant with respect to any award for a

Performance Period of more than one year shall not exceed $3,000,000. No Participant shall be eligible to earn awards for more than three Performance Periods that end within any single fiscal year of the Company.

        The amount of awards that will be granted in the future under the 2004 Cash Incentive Plan, or that would have been granted had the 2004 Cash Incentive Plan been in effect during the Company's last fiscal year, are not determinable.

Significant Features of Awards

        In General.    Within 90 days after the beginning of a Performance Period, and in any case before 25% of the Performance Period has elapsed, the Committee will establish (a) performance goals and objectives for the Company for such Performance Period, (b) target awards for each Participant which shall be a specified dollar amount, and (c) schedules or other objective methods for determining the applicable performance percentage to be applied to each target amount based on actual performance.

        Performance Targets.    The Committee will establish performance targets for each Performance Period. The performance targets will be based on one or more of the following business criteria: revenue growth, operating income, operating cash flow, net income, earnings per share, return on sales, return on assets, return on equity, return on invested capital and total shareholder return.

        The measurement of any performance measure may exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the Company's audited financial statements, including the notes thereto. Any performance measures may be used to measure the performance of the Company or a subsidiary as a whole or any business unit of the Company or any subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate.

        Discretionary Reduction.    The Committee may, in its discretion, reduce or eliminate the amount payable to any Participant in connection with an award based on such factors as the Committee may deem relevant, but the Committee may not increase the amount payable to any Participant above the amount established in accordance with the relevant performance targets.

General Plan Provisions

        Other Awards and Plans.    The 2004 Cash Incentive Plan is not intended to be exclusive, and the Company may grant cash incentive pay to Participants and to other employees outside the 2004 Cash Incentive Plan.

        Amendment and Termination.    The Committee may at any time and from time to time alter, amend, suspend or terminate the 2004 Cash Incentive Plan in whole or in part.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE "FOR" APPROVAL OF THE 2004 CASH INCENTIVE PLAN.

ITEM 3 — APPROVAL OF THE
2004 STOCK INCENTIVE PLAN

General

        The Board of Directors has adopted, subject to stockholder approval, the 2004 Stock Incentive Plan. The purpose of the 2004 Stock Incentive Plan is to promote the interests of the Company and its shareholders by providing the employees and consultants of the Company and its subsidiaries, and non-employee directors of the Company, who collectively are responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company. The 2004 Stock Incentive Plan is designed to meet this purpose by providing such employees, consultants and eligible non-employee directors with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

        The Board of Directors adopted the 2004 Stock Incentive Plan as a replacement for the Company's 1995 Stock Incentive Plan, 1997 Stock Incentive Plan and 2001 Non-Officer Stock Option Plan. If the 2004 Stock Incentive Plan is approved, the Company will cease making awards under those earlier plans. The 2004 Stock Incentive Plan contains terms and conditions that reflect developments in corporate governance and other rules and regulations since those earlier plans were adopted.

        The 2004 Stock Incentive Plan authorizes the issuance of awards with respect to 1,000,000 shares of the Company's Common Stock ("Shares"), together with Shares remaining available under those earlier plans and with Shares that would become available for issuance under those earlier plans incident to forfeitures and for other reasons specified in those earlier plans. The aggregate number of Shares remaining available under those earlier plans as of March 24, 2004 is 386,066. The remaining grant availability at 2003 fiscal year-end represented 256,831 Shares, which increased through March 24, 2004 by 129,235 Shares due to forfeitures. The closing price for a Share on the New York Stock Exchange on March 24, 2004, was $14.34.

        The material terms of the 2004 Stock Incentive Plan are summarized below. The summary is not intended to be a complete description of the terms of the 2004 Stock Incentive Plan. The full text of the 2004 Stock Incentive Plan is attached hereto as Exhibit C. In the event of any inconsistency between the summary set forth below and the terms of the 2004 Stock Incentive Plan, the terms of the 2004 Stock Incentive Plan will govern.

Eligible Participants and Types of Awards

        The 2004 Stock Incentive Plan provides for the grant to non-employee directors of the Company and consultants and employees of the Company and its subsidiaries of non-qualified stock options ("Options"), tandem and stand-alone stock appreciation rights ("SARs") and other stock-based awards (collectively referred to herein as "Incentive Awards"). Incentive Awards may be settled in cash or in Shares. Approximately 350 persons are currently eligible to participate in the 2004 Stock Incentive Plan.

Shares Available for Awards and Individual Award Limit

        Shares issued under the 2004 Stock Incentive Plan may be either newly issued Shares or treasury Shares. In addition to the limit on the aggregate number of Shares that are authorized to be issued pursuant to the 2004 Stock Incentive Plan described above, the maximum number of Shares that may be covered by Incentive Awards granted to any single participant in the 2004 Stock Incentive Plan (a "Participant") in any fiscal year shall not exceed 300,000 Shares, prorated on a daily basis for any fiscal year that is shorter than 365 days.

        Shares of Common Stock covered by Incentive Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or a Participant's permitted transferees). Accordingly, if an Incentive Award is settled for cash or if Shares are withheld to pay the exercise price of an Option or to satisfy any tax withholding requirement in connection with an Incentive Award only the Shares issued (if any), net of the Shares withheld, will be deemed delivered for purposes of determining the number of Shares that remain available for delivery under the 2004 Stock Incentive Plan. If Shares are issued subject to conditions which may result in the forfeiture, cancellation or return of such Shares to the Company, any portion of the Shares forfeited, cancelled or returned shall be treated as not issued pursuant to the 2004 Stock Incentive Plan. If Shares owned by a Participant (or a Participant's permitted transferees) are tendered (either actually or through attestation) to the Company in payment of any obligation in connection with an Incentive Award, the number of Shares tendered shall be added to the number of Shares that are available for delivery under the 2004 Stock Incentive Plan.

        In addition, if the Company uses cash received by the Company in payment of the exercise price or purchase price in connection with any Incentive Award to repurchase Shares, the Shares so repurchased will be added to the aggregate number of Shares available under the 2004 Stock Incentive Plan. Shares covered by Incentive Awards granted pursuant to the 2004 Stock Incentive Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger will not count as used under the 2004 Stock Incentive Plan for these purposes.

Prohibition on Substitutions and Repricings

        In no event will any new Incentive Awards be issued in substitution for outstanding Incentive Awards previously granted to Participants, and no repricings of Incentive Awards are permitted at any time under any circumstances, unless the shareholders of the Company expressly approve such substitution or repricing.

Administration

        The 2004 Stock Incentive Plan will be administered by the Compensation Committee of the Company's Board of Directors, or such other committee as the Board of Directors shall appoint from time to time (the "Committee"). The Committee shall from time to time designate those persons who shall be granted Incentive Awards and the amount, type and other terms and conditions of such Incentive Awards.

        The Committee will have full authority to administer the 2004 Stock Incentive Plan, including authority to interpret and construe any provision of the 2004 Stock Incentive Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the 2004 Stock Incentive Plan, as it may deem necessary. On or after the date of grant of an Incentive Award under the 2004 Stock Incentive Plan, the Committee may (i) accelerate the date on which any Incentive Award becomes vested, exercisable or transferable, (ii) extend the term of any Incentive Award, including, without limitation, extending the period following a termination of a Participant's employment during which any Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability of any Incentive Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any Incentive Award. Decisions of the Committee shall be final and binding on all Participants.

Incentive Awards that will be Granted

        The number and type of Incentive Awards that will be granted in the future under the 2004 Stock Incentive Plan, or that would have been granted had the 2004 Stock Incentive Plan been in effect during the Company's last fiscal year, are not determinable.

Significant Features of Incentive Awards

        Options.    Each Option shall entitle the holder thereof to purchase a specified number of Shares. The exercise price of each Option will be at least equal to 100% of the fair market value of a Share on the date on which the Option is granted. Options will have terms that do not exceed ten years and will have vesting periods of at least one year, except that vesting may occur in less than one year in the event that performance conditions attached to the Option (or with respect to other Incentive Awards) are satisfied, there is a Change in Control of the Company (as defined in the 2004 Stock Incentive Plan) or a merger, liquidation, recapitalization or other similar event involving the Company or there is a termination of the employment of a Participant other than for cause or voluntary resignation ("Permitted Acceleration Events").

        Tandem Stock Appreciation Rights.    The Committee may grant, in connection with any Option, a tandem SAR ("Tandem SAR"). The exercise price per Share of any Tandem SAR will be at least 100% of the fair market value of a Share on the date on which the Tandem SAR is granted, except that the exercise price of a Tandem SAR that is granted after the grant of the related Option may be less than such amount if it is at least equal to the exercise price of the related Option. In general, the exercise of a Tandem SAR by a Participant entitles the Participant to an amount (in cash, Shares or a combination of cash and Shares), with respect to each Share subject thereto, equal to the excess of the fair market value of a Share on the exercise date over the exercise price of the Tandem SAR. The exercise of a Tandem SAR with respect to a number of Shares causes the cancellation of its related Option with respect to an equal number of Shares, and the exercise, cancellation or expiration of an Option with respect to a number of Shares causes the cancellation of its related Tandem SAR with respect to an equal number of Shares.

        Stand-Alone Stock Appreciation Rights.    The Committee may grant SARs that do not relate to Options ("Stand-Alone SARs"). The exercise price per Share of any Stand-Alone SAR will be at least 100% of the fair market value of a Share on the date on which the Stand-Alone SAR is granted. In general, the exercise of a Stand-Alone SAR by a Participant entitles the Participant to an amount (in cash, Shares or a combination of cash and Shares), with respect to each Share subject thereto, equal to the excess of the fair market value of a Share on the exercise date over the exercise price of the Stand-Alone SAR.

        Other Stock Based Awards.    The Committee may grant equity-based or equity-related Incentive Awards other than Options and SARs in such amounts and subject to such terms and conditions as the Committee determines. Each such Incentive Award may (i) involve the transfer of actual Shares, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Shares, (ii) be subject to performance-based and/or service-based conditions and (iii) be in the form of phantom stock, restricted stock, restricted stock units, performance shares, or share-denominated performance units. No such Incentive Award will vest or otherwise become payable earlier than three years following the date on which it is granted, other than upon the occurrence of a Permitted Acceleration Event.

        Consequences Upon a Change in Control.    Upon the occurrence of a Change in Control of the Company, each Option and SAR outstanding at such time will become fully and immediately exercisable.

        Performance Based Compensation.    The Committee may grant Incentive Awards that are intended to qualify under the requirements of Section 162(m) of the Tax Code as "qualified performance-based compensation."

        The performance goals upon which the payment or vesting of any Incentive Award (other than Options and SARs) that is intended to so qualify depends will relate to one or more of the following performance measures: revenue growth, operating income, operating cash flow, net income, earnings per share, return on sales, return on assets, return on equity, return on invested capital and total shareholder return. In the event that the requirements of Section 162(m) and the regulations thereunder change to permit Committee discretion to alter the performance measures, the Committee will have discretion to make such changes. Performance periods may be equal to or longer than, but not less than, one fiscal year of the Company and may be overlapping. Within 90 days after the beginning of a performance period, and in any case before 25% of the performance period has elapsed, the Committee shall establish (a) performance goals and objectives for the Company for such performance period, (b) target awards for each Participant, and (c) schedules or other objective methods for determining the applicable performance percentage to be applied to each such target award.

        The measurement of any performance measure may exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the Company's audited financial statements, including the notes thereto. Any performance measures may be used to measure the performance of the Company or a subsidiary as a whole or any business unit of the Company or any subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate.

General Plan Provisions

        Adjustments Upon Changes in Capitalization.    The 2004 Stock Incentive Plan provides for an adjustment in the number of Shares available to be issued under the 2004 Stock Incentive Plan, the number of Shares subject to Incentive Awards and the exercise prices of certain Incentive Awards upon a change in the capitalization of the Company, a stock dividend or split, a merger or combination of Shares and certain other similar events.

        Tax Withholding.    The 2004 Stock Incentive Plan provides that Participants may elect to satisfy certain federal income tax withholding requirements by remitting to the Company cash or, subject to certain conditions, Shares or by instructing the Company to withhold Shares payable to the Participant.

        Assignment and Transfer.    Options and SARs may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, except as permitted by the Committee on a general or specific basis.

        Amendment.    The Board of Directors may at any time suspend or discontinue the 2004 Stock Incentive Plan or revise or amend it in any respect whatsoever, except that, in general, no revision or amendment may, without the approval of shareholders of the Company, (i) increase the number of

Shares that may be issued under the Plan or (ii) materially modify the requirements as to eligibility for participation in the 2004 Stock Incentive Plan.

        Term of the Plan.    No grants may be made under the 2004 Stock Incentive Plan after February 18, 2014.

U.S. Federal Income Tax Consequences

        Following is a brief summary of the U.S. federal income tax consequences of the issuance and exercise of Options and SARs.

        Options. A Participant will not be deemed to receive any income at the time an Option is granted, nor will the Company be entitled to a deduction at that time. However, when any part of an Option is exercised the Participant will be deemed to have received ordinary income in an amount equal to the difference between the exercise price of the Option and the fair market value of the Shares received on the exercise of the Option. The Company will be entitled to a U.S. federal income tax deduction in an amount equal to the amount of ordinary income realized by the Participant.

        Upon any subsequent sale of the Shares acquired upon the exercise of an Option, any gain (the excess of the amount received over the fair market value of the Shares on the date ordinary income was recognized) or loss (the excess of the fair market value of the Shares on the date ordinary income was recognized over the amount received) will be a long-term capital gain or loss if the sale occurs more than one year after such date or recognition and otherwise will be a short-term capital gain or loss.

        If all or any part of the exercise price of an Option is paid by the Participant with Shares, no gain or loss will be recognized on the Shares surrendered in payment. The number of Shares received on such exercise equal to the number of Shares surrendered will have the same basis and holding period, for purposes of determining whether subsequent dispositions result in long-term or short-term capital gain or loss, as the basis and holding period of the Shares surrendered. The balance of the Shares received on such exercise will be treated for U.S. federal income tax purposes as described in the preceding paragraphs as though issued upon the exercise of the Option for an exercise price equal to the consideration, if any, paid by the Participant in cash. The Participant's compensation, which is taxable as ordinary income upon such exercise, and the Company's deduction, will not be affected by whether the exercise price is paid in cash or in Shares.

        SARs. A Participant will not be deemed to receive any income at the time an SAR is granted, nor will the Company be entitled to a deduction at that time. However, when any part of the SAR is exercised, the Participant will be deemed to have received compensation taxable as ordinary income in an amount equal to the amount of cash received and the Company will be entitled to a tax deduction in an equal amount.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" APPROVAL OF THE 2004 STOCK INCENTIVE PLAN.

ITEM 4 — APPOINTMENT OF AUDITORS

        Upon recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP, independent public accountants, to audit and report on the consolidated financial statements of the Company for the fiscal year ending January 1, 2005 and to perform such other services as may be required of them. Deloitte & Touche LLP has served as auditors for the Company since October 1992. The Board of Directors has directed that management submit the appointment of auditors for approval by the stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS AUDITORS.

EXPENSES OF SOLICITATION

        The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors, and regular employees of the Company and its subsidiaries, none of whom will receive additional compensation therefor, may solicit proxies in person or by telephone, telegraph or other means. Solicitation will also be made by employees of Morrow & Company, Inc., which firm will be paid a fee estimated not to exceed $5,000, plus expenses. As is customary, the Company will, upon request, reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to their principals.

STOCKHOLDER PROPOSALS FOR THE 2005
ANNUAL MEETING OF STOCKHOLDERS

        Stockholder proposals, including nominations for director, for consideration at the Company's 2005 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Exchange Act and the Company's Restated By-Laws. To be timely under Rule 14a-8, shareholder proposals must be received by the Secretary of the Company by December 6, 2004 in order to be considered for inclusion in the Company's Proxy Statement. Under the Company's Restated By-Laws, if a stockholder plans to bring an item of business before a meeting of stockholders, the stockholder must notify the Company generally not less than 60 days nor more than 90 days prior to the meeting, provided, however, that if less than 70 days notice of the meeting date is given, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the earlier of the day on which notice of the meeting date is mailed or public disclosure of such date was made. If the Company does not receive notice of a stockholder proposal within the time requirements set forth in the Restated By-Laws, then the Company will not be required to present such proposal at the 2005 Annual Meeting of Stockholders. The proposals must also comply with all applicable statutes and regulations.

OTHER MATTERS

        The Company knows of no other matter to be brought before the 2004 Annual Meeting. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote in accordance with their best judgment.

        The Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2004, is being sent to stockholders of record as of March 24, 2004, together with this Proxy Statement. Copies of any exhibits to the Form 10-K will be furnished upon the payment of a reasonable duplicating charge. Requests in writing for copies of any such materials should be directed to Mr. David H. Weiser, Corporate Secretary, Department 56, Inc., One Village Place, 6436 City West Parkway, Eden Prairie, Minnesota 55344.

By order of the Board of Directors,
DAVID H. WEISER Secretary
Eden Prairie, Minnesota April 4, 2004

EXHIBIT A

DEPARTMENT 56, INC.
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

1.     Composition of Audit Committee

  The Audit Committee of the Board of Directors shall comprise at least three non-employee members of the Board. Each of the Audit Committee members shall meet the independence and other membership requirements of the NYSE, Section 10A(m)(3) of the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission. For these purposes, the NYSE independence standards shall be those set out in its Listed Company Manual and in the full Board's Governance Principles adopted by the Company's Board of Directors as in effect from time to time.

  The Audit Committee, and the designation of one of its members as Chairperson of the Audit Committee, shall be elected by the Board at the meeting of the Board held on the date of the Annual Stockholders Meeting in each fiscal year. All determinations of an individual's qualification to serve on the Audit Committee, as well as the designation of the "audit committee financial expert(s)" (within the meaning of the Sarbanes-Oxley Act) shall be made by the Board in its business judgment in compliance with applicable legal and regulatory standards.

2.     Role of Audit Committee

  The role of the Audit Committee is to assist the Board in serving as an oversight to the Company's financial reporting, accounting and controls, compliance with legal and regulatory requirements, and to the performance of the Company's internal audit function and its independent auditors.

  The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company's independent public accountants (the "outside auditors") are responsible for planning and carrying out a proper audit and reviews, including reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10Q, and other procedures. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary.

  Recognizing that the financial reporting, accounting and control functions and compliance activities are performed by or at the direction of management, the Audit Committee's role is to operate as an independent and objective monitor in the Company's undertaking to ensure that these functions are being performed reasonably and consistently.

  Further to this role, the Audit Committee will provide an open avenue of communication among the outside auditors, management, and the Board.

  The Audit Committee shall have the resources (including, without limitation, funding) and authority appropriate, as the Audit Committee in its sole judgment shall determine, to discharge its responsibilities, including the resources and authority to engage the outside auditors or other auditors for special audits, reviews and other procedures and to retain independent counsel and other advisors, experts or consultants.

3.     Audit Committee Procedures

  In order to fulfill its role, the Audit Committee normally shall observe the following procedures:

  Meet at least four times each year (generally, in December, February, April/May and July/August).

    •
    At least once each year, the committee shall meet privately in separate sessions with (1) the outside auditors and (2) the Company's senior personnel responsible for its internal audit function.

  Meet with the Company's financial management to keep current its knowledge of Company operations.

  In consultation with the management and the outside auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Discuss Company policies with respect to risk assessment and risk management.

  Review, with management and the outside auditors, the Company's annual audited financial statements and Management's Discussion and Analysis ("MD&A") prior to filing or distribution. Review should include discussion of significant issues regarding accounting principles, practices, and judgments, including items covered by SAS 61, as well as other material written communications from the auditors (including the management letter and schedule of unadjusted differences, and any audit problems or difficulties).

  Review, with management and the outside auditors, the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. If any significant changes to the Company's accounting principles or any items required to be communicated by the outside auditors in accordance with SAS 61 or any other items which are likely to precipitate a qualification in the outside auditors' report on the full year financial statements are, in each case, included or found in the course of the outside auditors' quarterly review procedures, then any such item or change must be brought to the attention of the Committee by the outside auditors prior to the release or quarterly filing.

  Review with management the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

  At least once a year, meet with the Company's general counsel for a discussion of legal matters that may have a significant impact on the Company's financial statements.

4.     Relationship with Outside Auditors

  The outside auditors are ultimately accountable to the Audit Committee and the Board. The Audit Committee shall review the independence and performance of the outside auditors and annually recommend to the Board the appointment of the outside auditors or approve any discharge of outside auditors when circumstances warrant. While the Board, with the assistance of the Audit

  Committee, has the ultimate authority and responsibility to select, retain, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in the proxy statement), the Audit Committee shall be directly responsible for the performance of such functions. To this end, the Audit Committee shall further be directly responsible for the compensation and oversight of the outside auditors' work (including resolution of disagreements between management and the auditors regarding financial reporting)for the purpose of preparing or issuing an audit report or related work, and the outside auditors shall report directly to the Audit Committee.

  On an annual basis, the Audit Committee shall review and discuss with the outside auditors all significant relationships they have with the Company that could impair the outside auditors' independence. In this regard, the Audit Committee shall require that the outside auditors prepare and deliver annually a Statement as to Independence addressing the matters set forth in Independence Standards Board No. 1 and other legal or regulatory requirements concerning independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement) and will discuss with the outside auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company's outside auditors and recommend that the Board take appropriate action in response to this Statement to satisfy itself of the outside auditors' independence.

  The Audit Committee shall establish Company hiring policies for employees or former employees of the outside auditors.

  The Audit Committee shall obtain and review an annual report from the outside auditors describing:

    •
    the outside auditors internal quality-control procedures;

    •
    any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm;

    •
    any steps taken to deal with any such issues; and

    •
    any matters described in reports filed by the outside auditor with the Public Company Accounting Oversight Board.

  The Audit Committee shall review and approve in its sole discretion the fees to be paid to the outside auditors in connection with the annual audit and quarterly external reporting reviews, and the Audit Committee shall have the funding for the payment of such fees.

  The Audit Committee shall review the outside auditors audit plan — discuss scope, staffing, locations, reliance upon management, and general audit approach.

  The Audit Committee shall have the authority to review and approve (or deny, as the Audit Committee determines in its sole discretion) the performance of any and all non-audit work by the Company's outside auditors prior to their engagement for or performance of non-audit work. The Audit Committee shall review and approve in its sole discretion the fees to be paid to the outside auditors for any and all non-audit work.

5.     Other Audit Committee Responsibilities

  Discuss with the Board the fiscal year audit of financial statements performed by the Company's external public accountants. Also, report annually to the Board on any other activities of the Audit Committee. Distribute final minutes of each Audit Committee meeting to the full Board.

  Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

  Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board for approval and have the document published in accordance with SEC and NYSE regulations. Conduct an evaluation of the Committee on an annual basis.

  Establish procedures and resources for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

  Establish procedures and resources for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

EXHIBIT B

DEPARTMENT 56, INC.
2004 CASH INCENTIVE PLAN
(Effective February 18, 2004)

Section 1.    Purpose.

        The purpose of the 2004 Cash Incentive Plan (the "Plan") is to promote the interests of Department 56, Inc. ("Department 56") and its subsidiaries (the "Company") by providing eligible key employees of the Company with incentive to assist the Company in meeting and exceeding its business goals.

Section 2.    Administration.

        (a)    The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of Department 56 (the "Board") from among its members and shall be comprised of not fewer than two members who shall be "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.

        (b)    The Committee may, subject to the provisions of the Plan, establish, adopt or revise rules and regulations relating to the Plan or take such actions as it deems necessary or advisable for the proper administration of the Plan. The Committee shall have the authority to interpret the Plan in its absolute discretion. Each interpretation made or action taken by the Committee pursuant to the Plan shall be final and conclusive for all purposes and binding upon all Participants (as defined in Section 3) or former Participants and their successors in interest.

        (c)    Neither the Committee nor any member of the Committee shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Committee shall be entitled to indemnification and reimbursement by Department 56 in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law.

Section 3. Eligibility.

        Awards may be granted to key employees of the Company who are selected for participation in the Plan by the Committee. A qualifying employee selected by the Committee to participate in the Plan shall be a "Participant" in the Plan.

Section 4. Award Criteria.

        The Committee may grant performance-based awards ("Awards") to Participants with respect to any performance period (each, a "Performance Period"), subject to the terms and conditions of the Plan. All Awards shall be settled in cash. Performance Periods may be equal to or longer than, but not less than, one fiscal year of the Company and may be overlapping. Within 90 days after the beginning of a Performance Period, and in any case before 25% of the Performance Period has elapsed, the Committee shall establish (a) performance goals and objectives ("Performance Targets") for the Company for such Performance Period, (b) target awards ("Target Awards") for each Participant which shall be a specified dollar amount, and (c) schedules or other objective methods for determining the applicable performance percentage ("Performance Percentage") to be applied to each Target Award to which a Performance Target relates in arriving at the actual Award payout amount ("Performance Schedules").

Section 5.    Performance Targets.

        The Committee shall establish Performance Targets for each Performance Period. Such Performance Targets shall be based on one or more of the following business criteria: revenue growth, operating income, operating cash flow, net income, earnings per share, return on sales, return on assets, return on equity, return on invested capital and total shareholder return.

        The measurement of any Performance Targets may exclude the impact of charges for extraordinary, unusual or non-recurring items (including without limitation charges for restructurings and discontinued operations), and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the Company's audited financial statements, including the notes thereto. Any Performance Targets may be used to measure the performance of Department 56 or a subsidiary of Department 56 as a whole or any business unit of Department 56 or any subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Targets as compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate.

Section 6.    Awards.

        (a)    Calculation.    In the manner required by Section 162(m) of the Code, the Committee shall, promptly after the date on which the necessary financial and other information for a particular Performance Period becomes available, certify the extent to which Performance Targets have been achieved. Using the Performance Schedule, the Committee shall determine the Performance Percentage applicable to each Performance Target and multiply the portion of the Target Award to which the Performance Target relates by such Performance Percentage in order to arrive at the actual Award payout for such portion.

        (b)    Discretionary Reduction.    The Committee may, in its discretion, reduce or eliminate the amount of any Award payable to any Participant, based on such factors as the Committee may deem relevant, but the Committee may not increase the amount of any Award payable to any Participant above the amount established in accordance with the relevant Performance Targets. For purposes of clarity, the Committee may exercise the discretion provided for by the foregoing sentence in a non-uniform manner among Participants.

        (c)    Limitation.    The amount paid under the Plan to any Participant with respect to any Award for a Performance Period of one year shall not exceed one million five hundred thousand dollars ($1,500,000). The amount paid under the Plan to any Participant with respect to any Award for a Performance Period of more than one year shall not exceed three million dollars ($3 million). No Participant shall be eligible to earn Awards for more than three Performance Periods that end within any single fiscal year of the Company.

        (d)    Payment.    The Company shall pay Awards as soon as administratively practical following certification by the Committee of the extent to which the applicable Performance Targets have been achieved and the determination of the actual Awards in accordance with Section 5 and this Section 6.

Section 7.    General Provisions.

        (a)    No Rights to Awards or Continued Employment.    No employee of the Company shall have any claim or right to receive Awards under the Plan. Neither the Plan nor any action taken under the Plan shall be construed as giving any employee any right to be retained by the Company.

        (b)    No Limits on Other Awards and Plans.    Nothing contained in this Plan shall prohibit the Company from establishing other special awards or incentive compensation plans providing for the payment of incentive compensation to employees of the Company, including any Participants.

        (c)    Withholding Taxes.    The Company shall deduct from all payments and distributions under the Plan any required federal, state or local governments tax withholdings.

        (d)    Unfunded Status of Plan.    The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

        (e)    Effective Date; Amendment.    The Plan is effective as of February 18, 2004, subject to approval by the shareholders of Department 56 at its 2004 annual meeting of shareholders. The Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part.

        (f)    Governing Law.    The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of New York without regard to its conflict of law principles.

        (g)    Interpretation.    The Plan is designed and intended to comply with Section 162(m) of the Code and all provisions hereof shall be construed in a manner so to comply.

EXHIBIT C

DEPARTMENT 56, INC.
2004 STOCK INCENTIVE PLAN
(As Adopted February 18, 2004)

1.    Purpose of the Plan

This Department 56, Inc. 2004 Stock Incentive Plan is intended to promote the interests of the Company and its shareholders by providing the employees and consultants of the Company and eligible non-employee directors of Department 56, Inc., who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company. The Plan is designed to meet this intent by providing such employees, consultants and eligible non-employee directors with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

2.    Definitions

As used in the Plan, the following definitions apply to the terms indicated below:

  (a)
  "Board of Directors" means the Board of Directors of Department 56, Inc.

  (b)
  "Change in Control" means the occurrence of any of the following:

              (i)  Any Person becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act, a "Beneficial Owner") of fifty-one percent (51%) or more of the combined voting power of Department 56's then outstanding voting securities ("Voting Securities"); provided, however that a Change in Control shall not be deemed to occur by reason of an acquisition of Voting Securities directly from Department 56 or by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) Department 56 or any Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by Department 56 (the "D56 Group"), (B) any member of the D56 Group, or (C) any Person in connection with a Non-Control Transaction (as such term is hereinafter defined);

             (ii)  The individuals who, as of February 18, 2004, are members of the Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board of Directors; provided, however that if the election, or nomination for election by Department 56's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

            (iii)  The consummation of:

            (A)  A merger, consolidation or reorganization with or into Department 56 or in which securities of Department 56 are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" is a merger, consolidation or reorganization with or into Department 56 or in which securities of Department 56 are issued where:

                (I)  the stockholders of Department 56, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

              (II)  the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially owning a majority of the voting securities of the Surviving Corporation,

             (III)  no Person other than (1) any member of the 56 Group, (2) any employee benefit plan (or any trust forming a part thereof) maintained immediately prior to such merger, consolidation or reorganization by any member of the D56 Group, or (3) any Person who, immediately prior to such merger, consolidation or reorganization Beneficially Owns fifty-one percent (51%) or more of the then outstanding Voting Securities, owns, directly or indirectly, fifty-one percent (51%) or more of the combined voting power of the Surviving Corporation's voting securities outstanding immediately following such transaction;

             (B)  A complete liquidation or dissolution of the Company; or

            (C)  The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a member of the D56 Group).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") becomes the Beneficial Owner of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

  (c)
  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

  (d)
  "Committee" means the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

  (e)
  "Common Stock" means Department 56's Common Stock, $.01 par value per share, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 10 of the Plan.

  (f)
  "Company" means Department 56 and each of its Subsidiaries, collectively.

  (g)
  "Covered Employee" means a Participant who at the time of reference is a "covered employee" as defined in Code Section 162(m) and the regulations promulgated under Code Section 162(m), or any successor statute.

  (h)
  "Director" means a member of the Board of Directors who is not at the time of reference an employee of the Company.

  (i)
  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  (j)
  "Fair Market Value" means, with respect to a share of Common Stock, as of the applicable date of determination (i) the average of the high and low sales prices on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on the immediately preceding business day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its absolute discretion.

  (k)
  "Incentive Award" means an Option, SAR or Other Stock-Based Award granted to a Participant pursuant to the terms of the Plan.

  (l)
  "Option" means a non-qualified stock option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.

  (m)
  "Other Stock-Base Award" means an equity or equity-related award granted to a Participant pursuant to Section 8.

  (n)
  "Participant" means a Director, employee or consultant of the Company who is eligible to participate in the Plan and to whom one or more Incentive Awards have been granted pursuant to the Plan and, following the death of any such employee, his successors, heirs, executors and administrators, as the case may be.

  (o)
  "Performance-Based Compensation" means compensation that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

  (p)
  "Performance Measures" means such measures as are described in Section 9 on which performance goals are based in order to qualify certain awards granted hereunder as Performance-Based Compensation.

  (q)
  "Performance Period" means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Incentive Award that is intended to qualify as Performance-Based Compensation.

  (r)
  "Permitted Acceleration Event" means (i) with respect to any Incentive Award that is subject to performance-based vesting, the full or partial vesting of such Incentive Award based on satisfaction of the applicable performance-based conditions, (ii) the occurrence of a Change in Control or an event described in Section 10(b), (c) or (d) or (iii) any termination of the employment of a Participant, other than a termination for cause (as defined by the Committee) or voluntary termination prior to retirement (as defined by the Committee).

  (s)
  "Person" means a "person" as such term is used in Section 13(d) and 14(d) of the Exchange Act.

  (t)
  "Plan" means this Department 56, Inc. 2004 Stock Incentive Plan, as it may be amended from time to time.

  (u)
  "Prior Plans" mean the Department 56, Inc. 1995 Stock Incentive Plan, Department 56, Inc. 1997 Stock Incentive Plan and the Department 56, Inc. 2001 Non-Officer Stock Option Plan.

  (v)
  "SAR" means a stock appreciation right granted to a Participant pursuant to Section 7.

  (w)
  "Securities Act" means the Securities Act of 1933, as amended.

  (x)
  "Department 56" means Department 56, Inc., a Delaware corporation, and any successor thereto.

  (y)
  "Subsidiary" means any "subsidiary corporation" within the meaning of Section 424(f) of the Code.

3.    Stock Subject to the Plan

        (a)    In General

Subject to adjustment as provided in Section 10 and the following provisions of this Section 3, the maximum number of shares of Common Stock that may be covered by Incentive Awards granted under the Plan shall not exceed the sum of (A) 1,000,000 shares of Common Stock, (B) shares of Common Stock available to be issued under the Prior Plans on the date hereof and (C) any shares of Common Stock subject to an outstanding Option or Award (as such terms are defined in the Prior Plans) under the Prior Plans on the date hereof that, after the date hereof, would have become available under the Prior Plans pursuant to Section 4.3 of any of the Prior Plans had the Prior Plans not been succeeded by the Plan. Shares of Common Stock issued under the Plan may be either authorized and unissued shares or treasury shares, or both, at the discretion of the Committee.

For purposes of the preceding paragraph, shares of Common Stock covered by Incentive Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant's permitted transferees as described in the Plan) pursuant to the Plan. For purposes of clarification, in accordance with the preceding sentence if an Incentive Award is settled for cash or if shares of Common Stock are withheld to pay the exercise price of an Option or to satisfy any tax withholding requirement in connection with an Incentive Award only the shares issued (if any), net of the shares withheld, will be deemed delivered for purposes of determining the number of shares of Common Stock that are available for delivery under the Plan. In addition, if shares of Common Stock are issued subject to conditions which may result in the forfeiture, cancellation or return of such shares to the Company, any portion of the shares forfeited, cancelled or returned shall be treated as not issued pursuant to the Plan. In addition, if shares of Common Stock owned by a Participant (or such Participant's permitted transferees as described in the Plan) are tendered (either actually or through attestation) to the Company in payment of any obligation in connection with an Incentive Award, the number of shares tendered shall be added to the number of shares of Common Stock that are available for delivery under the Plan. In addition, if the Company uses cash received by the Company in payment of the exercise price or purchase price in connection with any Incentive Award granted pursuant to the Plan to repurchase shares of Common Stock from any Person, the shares so repurchased will be added to the aggregate number of shares available for delivery under the Plan. For purposes of the preceding sentence, shares of Common Stock repurchased by the Company shall be deemed to have been repurchased using such funds only to the extent that such funds have actually been previously received by the Company and that the Company promptly designates in its books and records that such repurchase was paid for with such funds. Shares of Common Stock covered by Incentive Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual) shall not count as used under the Plan for purposes of this Section 3.

Subject to adjustment as provided in Section 10, the maximum number of shares of Common Stock that may be covered by Incentive Awards granted under the Plan to any single Participant in any fiscal year of the Company shall not exceed 300,000 shares, prorated on a daily basis for any fiscal year of the Company that is shorter than 365 days.

        (b)    Prohibition on Substitutions and Repricings

In no event shall any new Incentive Awards be issued in substitution for outstanding Incentive Awards previously granted to Participants, nor shall any repricing (within the meaning of US generally accepted accounting practices or any applicable stock exchange rule) of Incentive Awards issued under the Plan be permitted at any time under any circumstances, in each case unless the shareholders of the Company expressly approve such substitution or repricing.

4.    Administration of the Plan

The Plan shall be administered by a Committee of the Board of Directors consisting of two or more persons, at least two of whom qualify as non-employee directors (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), and as "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3). The Committee shall, consistent with the terms of the Plan, from time to time designate those who shall be granted Incentive Awards under the Plan and the amount, type and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof. In addition, the Committee may from time to time authorize a committee consisting of one or more Directors to grant Incentive Awards to persons who are not "executive officers" of Department 56 (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitation as the Committee may specify. In addition, the Board of Directors may, consistent with the terms of the Plan, from time to time grant Incentive Awards to Directors.

The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Incentive Award (and any agreement evidencing any Incentive Award) granted thereunder and to adopt and amend from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate. Without limiting the generality of the foregoing, (i) the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment and (ii) the employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such person is employed by or provides services to a Person that is a Subsidiary of the Company and such Person ceases to be a Subsidiary of the Company, unless the Committee determines otherwise. Decisions of the Committee shall be final, binding and conclusive on all parties.

On or after the date of grant of an Incentive Award under the Plan, the Committee may (i) accelerate the date on which any such Incentive Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant's employment during which any such Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Incentive Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Incentive Award.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and Department 56 shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.    Eligibility

The Persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be those Directors, consultants and employees of the Company whom the Committee shall select from time to time, including those key employees (including officers of Department 56, whether or not they are directors of Department 56) who are largely responsible for the management, growth and protection of the business of the Company. All Incentive Awards granted under the Plan shall be evidenced by a separate written agreement entered into by the Company and the recipient of such Incentive Award.

6.    Options

The Committee may from time to time grant Options, subject to the following terms and conditions:

        (a)    Exercise Price

The exercise price per share of Common Stock covered by any Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Option is granted.

        (b)    Term and Exercise of Options

          (1)   Each Option shall become vested and exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on or after the date such Option is granted; provided, however that no Option shall be exercisable after the expiration of ten years from the date such Option is granted; provided, further that no Option shall become exercisable earlier than one year after the date on which it is granted, other than upon the occurrence of a Permitted Acceleration Event; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the agreement evidencing such Option.

          (2)   Each Option may be exercised in whole or in part; provided, however that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

          (3)   An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.

          (4)   Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however that the Committee may permit Options to be sold, pledged, assigned, hypothecated, transferred, or disposed of, on a general or specific basis, subject to such conditions and limitations as the Committee may determine.

        (c)    Effect of Termination of Employment or other Relationship

The agreement evidencing the award of each Option shall specify the consequences with respect to such Option of the termination of the employment, service as a director or other relationship between the Company and the Participant holding the Option.

        (d)    Effect of Change in Control

Upon the occurrence of a Change in Control, each Option outstanding at such time shall become fully and immediately vested and exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan and the agreement evidencing such Option.

7.    Stock Appreciation Rights

The Committee may from time to time grant SARs, subject to the following terms and conditions:

        (a)    Stand-Alone and Tandem; Cash and Stock-Settled

SARs may be granted on a stand-alone basis or in tandem with an Option. Tandem SARs may be granted contemporaneously with or after the grant of the Options to which they relate. SARs may be settled in shares of Common Stock or in cash.

        (b)    Exercise Price

The exercise price per share of Common Stock covered by any SAR shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such SAR is granted; provided, however that the exercise price of an SAR that is tandem to an Option and that is granted after the grant of such Option may have an exercise price less than 100% of the Fair Market Value of a share of Common Stock on the date on which such SAR is granted provided that such exercise price is at least equal to the exercise price of the related Option.

        (c)    Benefit Upon Exercise

The exercise of an SAR with respect to any number of shares of Common Stock prior to the occurrence of a Change in Control shall entitle the Participant to (i) a cash payment, for each such share, equal to the excess of (A) the Fair Market Value of a share of Common Stock on the effective date of such exercise over (B) the per share exercise price of the SAR, (ii) the issuance or transfer to the Participant of the greatest number of whole shares of Common Stock which on the date of the exercise of the SAR have an aggregate Fair Market Value equal to such excess or (iii) a combination of cash and shares of Common Stock in amounts equal to such excess, as determined by the Committee. The exercise of an SAR with respect to any number of shares of Common Stock upon or after the occurrence of a Change in Control shall entitle the Participant to a cash payment, for each such share, equal to the excess of (i) the greater of (A) the highest price per share of Common Stock paid in connection with such Change in Control and (B) the Fair Market Value of a share of Common Stock on the effective date of exercise over (ii) the per share exercise price of the SAR. Such payment, transfer or issuance shall occur as soon as practical, but in no event later than five business days, after the effective date of exercise.

        (d)    Term and Exercise of SARs

          (1)   Each SAR shall become vested and exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on or after the date such SAR is granted; provided, however that no SAR shall be exercisable after the expiration of ten years from the date such Option is granted; provided, further that no SAR shall become exercisable earlier than one year after the date on which it is granted, other than upon the occurrence of a Permitted Acceleration Event; and, provided, further, that each SAR shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the agreement evidencing such Option.

          (2)   Each SAR may, to the extent vested and exercisable, be exercised in whole or in part; provided, however that no partial exercise of an SAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of an SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

          (3)   An SAR shall be exercised by such methods and procedures as the Committee determines from time to time.

          (4)   SARs may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however that the Committee may permit SARs to be sold, pledged, assigned, hypothecated, transferred, or disposed of, on a general or specific basis, subject to such conditions and limitations as the Committee may determine.

          (5)   The exercise with respect to a number of shares of Common Stock of an SAR granted in tandem with an Option shall cause the immediate cancellation of the Option with respect to the same number of shares. The exercise with respect to a number of shares of Common Stock of an Option to which a tandem SAR relates shall cause the immediate cancellation of the SAR with respect to an equal number of shares.

        (e)    Effect of Termination of Employment or other Relationship

The agreement evidencing the award of each SAR shall specify the consequences with respect to such SAR of the termination of the employment, service as a director or other relationship between the Company and Participant holding the SAR.

        (f)    Effect of Change in Control

Upon the occurrence of a Change in Control, each SAR outstanding at such time shall become fully and immediately vested and exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan and the agreement evidencing such SAR.

8.    Other Stock-Based Awards

The Committee may grant equity-based or equity-related awards not otherwise described herein in such amounts and subject to such terms and conditions as the Committee shall determine. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (i) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of phantom stock, restricted stock, restricted stock units, performance shares, or share-denominated performance units and (iv) be designed to comply with applicable laws of jurisdictions other than the United States. Notwithstanding anything in this Section 8, no Other Stock-Based Award shall vest or otherwise become payable earlier than three years following the date on which it is granted, other than upon the occurrence of a Permitted Acceleration Event.

9.    Performance Measures

        (a)    Performance Measures

The performance goals upon which the payment or vesting of any Incentive Award (other than Options and SARs) to a Covered Employee that is intended to qualify as Performance-Based Compensation depends shall relate to one or more of the following Performance Measures: revenue growth, operating income, operating cash flow, net income, earnings per share, return on sales, return on assets, return on equity, return on invested capital and total shareholder return.

Performance Periods may be equal to or longer than, but not less than, one fiscal year of the Company and may be overlapping. Within 90 days after the beginning of a Performance Period, and in any case before 25% of the Performance Period has elapsed, the Committee shall establish (a) performance goals and objectives for the Company for such Performance Period, (b) target awards for each Participant, and (c) schedules or other objective methods for determining the applicable performance percentage to be applied to each such target award.

The measurement of any Performance Measure(s) may exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the Company's audited financial statements, including the notes thereto. Any Performance Measure(s) may be used to measure the performance of the Company or a Subsidiary as a whole or any business unit of the Company or any Subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate.

Nothing in this Section 9 is intended to limit the Committee's discretion to adopt conditions with respect to any Incentive Award that is not intended to qualify as Performance-Based Compensation that relate to performance other than the Performance Measures. In addition, the Committee may, subject to the terms of the Plan, amend previously granted Incentive Awards in a way that disqualifies them as Performance-Based Compensation.

        (b)    Committee Discretion

In the event that the requirements of Section 162(m) and the regulations thereunder change to permit Committee discretion to alter the Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

10.    Adjustment Upon Changes in Common Stock

        (a)    Shares Available for Grants

In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Incentive Awards and the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Incentive Awards to any individual Participant in any year shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other similar event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Common Stock with respect to which Incentive Awards may be granted as the Committee may deem appropriate.

        (b)    Increase or Decrease in Issued Shares Without Consideration

Subject to any required action by the shareholders of Department 56, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall proportionally adjust the number of shares of Common Stock subject to each outstanding Incentive Award and the exercise price per share of Common Stock of each such Incentive Award.

        (c)    Certain Mergers

Subject to any required action by the shareholders of Department 56, in the event that Department 56 shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each Incentive Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such Incentive Award would have received in such merger or consolidation.

        (d)    Certain Other Transactions

In the event of (i) a dissolution or liquidation of Department 56, (ii) a sale of all or substantially all of Department 56's assets, (iii) a merger or consolidation involving Department 56 in which Department 56 is not the surviving corporation or (iv) a merger or consolidation involving Department 56 in which Department 56 is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

            (i)  cancel, effective immediately prior to the occurrence of such event, each Incentive Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Incentive Award was granted an amount in cash, for each share of Common Stock subject to such Incentive Award equal to the value, as determined by the Committee in its reasonable discretion, of such Incentive Award, provided that with respect to any outstanding Option or SAR such value shall be equal to the excess of (A) the value, as determined by the Committee in its reasonable discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price of such Option or SAR; or

           (ii)  provide for the exchange of each Incentive Award (whether or not then exercisable or vested) for an incentive award with respect to, as appropriate, some or all of the property which a holder of the number of shares of Common Stock subject to such Incentive Award would have received in such transaction and, incident thereto, make an equitable adjustment as determined by the Committee in its reasonable discretion in the exercise price of the incentive award, or the number of shares or amount of property subject to the incentive award or, if appropriate, provide for a cash payment to the Participant to whom such Incentive Award was granted in partial consideration for the exchange of the Incentive Award.

        (e)    Other Changes

In the event of any change in the capitalization of Department 56 or corporate change other than those specifically referred to in paragraphs (b), (c) or (d), the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Incentive Awards outstanding on the date on which such change occurs and in such other terms of such Incentive Awards as the Committee may consider appropriate to prevent dilution or enlargement of rights.

        (f)    No Other Rights

Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of Department 56 or any other corporation. Except as expressly provided in the Plan, no issuance by Department 56 of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to any Incentive Award.

11.    Rights as a Stockholder

No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Incentive Award granted pursuant to the Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 10 hereof, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

12.    No Special Employment Rights; No Right to Incentive Award

        (a)   Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of his employment by or service to the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

        (b)   No person shall have any claim or right to receive an Incentive Award hereunder. The Committee's granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

13.    Securities Matters

        (a)   Department 56 shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, Department 56 shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until Department 56 is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee deems necessary or desirable.

        (b)   The exercise of any Option granted hereunder shall only be effective at such time as counsel to Department 56 shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. Department 56 may, in its sole discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of shares of Common Stock pursuant to any Incentive Award pending or to ensure compliance under federal or state securities laws. Department 56 shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of shares of Common Stock pursuant to any Incentive Award. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

14.    Withholding Taxes

        (a)    Cash Remittance

        Whenever shares of Common Stock are to be issued upon the exercise of an Option or the grant or vesting of an Incentive Award, Department 56 shall have the right to require the Participant to remit to Department 56 in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise, grant or vesting prior to the delivery of any certificate or certificates for such shares or the effectiveness of the lapse of such restrictions. In addition, upon the exercise or settlement of any Incentive Award in cash, Department 56 shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or settlement.

        (b)    Stock Remittance

        At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant or vesting of an Incentive Award, the Participant may tender to Department 56 a number of shares of Common Stock that have been owned by the Participant for at least six months (or such other period as the Committee may determine) having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, grant or vesting but not greater than such withholding obligations. Such election shall satisfy the Participant's obligations under Section 14(a) hereof, if any.

        (c)    Stock Withholding

At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant or vesting of an Incentive Award, Department 56 shall withhold a number of such shares having a Fair Market Value at the exercise date determined by the Committee to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, grant or vesting but not greater than such withholding obligations. Such election shall satisfy the Participant's obligations under Section 14(a) hereof, if any.

15.    Amendment or Termination of the Plan

        The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the shareholders no revision or amendment shall except as provided in Section 10 hereof, (i) increase the number of shares of Common Stock that may be issued under the Plan or (ii) materially modify the requirements as to eligibility for participation in the Plan. Nothing herein shall restrict the Committee's ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant's rights under any previously granted and outstanding Incentive Award. Nothing herein shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

16.    No Obligation to Exercise

        The grant to a Participant of an Option or SAR shall impose no obligation upon such Participant to exercise such Option or SAR.

17.    Transfers Upon Death

        Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant's estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind Department 56 unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

18.    Expenses and Receipts

        The expenses of the Plan shall be paid by Department 56. Any proceeds received by Department 56 in connection with any Incentive Award will be used for general corporate purposes.

19.    Governing Law

        The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of New York without regard to its conflict of law principles.

20.    Effective Date and Term of Plan

        The Plan was adopted by the Board of Directors on February 18, 2004, subject to the approval of the Plan by the shareholders of Department 56. No grants may be made under the Plan after February 18, 2014.

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
			FOR ALL NOMINEES	WITHHELD FROM ALL NOMINEES
Item 1.	ELECTION OF DIRECTORS		☐	☐
Nominees:
	01 Susan E. Engel 02 James E. Bloom 03 Michael R. Francis 04 Charles N. Hayssen	05 Stewart M. Kasen 06 Reatha Clark King 07 Gary S. Matthews 08 Vin Weber
WITHHELD FOR: To withhold authority for any individual nominee(s), write the nominee(s) name(s) on the line provided below:

		FOR	AGAINST	ABSTAIN
Item 2.	APPROVAL OF THE DEPARTMENT 56, INC. 2004 CASH INCENTIVE PLAN	☐	☐	☐
		FOR	AGAINST	ABSTAIN
Item 3.	APPROVAL OF THE DEPARTMENT 56, INC. 2004 STOCK INCENTIVE PLAN	☐	☐	☐
		FOR	AGAINST	ABSTAIN
Item 4.	APPROVAL OF AUDITORS	☐	☐	☐
I PLAN TO ATTEND MEETING ☐
Receipt is hereby acknowledged of the Department 56, Inc. Notice of Meeting and Proxy Statement.		PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
Signature	Signature	Date

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporate and partnership proxies should be signed by an authorized person indicating the person's title.

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Department 56, Inc.
2004 Annual Meeting
Admission Ticket—Non-Transferable
The Ritz-Carlton Chicago
Buckingham Room, 11th Floor
160 East Pearson Street
Chicago, IL 60611-2124
May 18, 2004
11:00 a.m.

Detach and retain this portion, sign and present for admittance to meeting.

SIGNATURE OF SHAREHOLDER(S)	SIGNATURE OF SHAREHOLDER(S)

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[Graphic]	For more information about Department 56 products or a retailer near you, contact 1-800-LIT-TOWN or www.department56.com	[Graphic]

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

May 18, 2004

This Proxy is Solicited on Behalf of Department 56, Inc.'s Board of Directors.

        The undersigned hereby appoints Darleen C. Turcotte and David H. Weiser, and each of them, Proxies for the undersigned, with full power of substitution, to represent and to vote all shares of Department 56, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Department 56, Inc. to be held in Chicago, Illinois, on Tuesday, May 18, 2004 at 11:00 a.m., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

        Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors' recommendations, please sign the reverse side; no boxes need to be checked. IF NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR ITEMS 1, 2, 3 AND 4. In their discretion, the appointed Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be signed and dated on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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[Graphic]	[Graphic]

QuickLinks

VOTING AND REVOCATION OF PROXIES
ITEM 1 — ELECTION OF DIRECTORS
INFORMATION ABOUT THE BOARD AND CORPORATE GOVERNANCE
AUDIT COMMITTEE REPORT
BIOGRAPHICAL INFORMATION REGARDING EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION OF EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN THE FISCAL YEAR ENDED JANUARY 3, 2004
AGGREGATED OPTION EXERCISES IN THE FISCAL YEAR ENDED JANUARY 3, 2004 AND FISCAL YEAR-END OPTION VALUES
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN AMONG DEPARTMENT 56, INC., THE S & P SMALLCAP 600 INDEX AND A PEER GROUP
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
ITEM 2 — APPROVAL OF THE 2004 CASH INCENTIVE PLAN
ITEM 3 — APPROVAL OF THE 2004 STOCK INCENTIVE PLAN
ITEM 4 — APPOINTMENT OF AUDITORS
EXPENSES OF SOLICITATION
STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS
OTHER MATTERS
EXHIBIT A
EXHIBIT B
EXHIBIT C